                          TRANSITION SERVICES AGREEMENT

                                   dated as of

                               December 30, 2005

                                      among

                        THE HANOVER INSURANCE GROUP, INC.
                   (FORMERLY ALLMERICA FINANCIAL CORPORATION),

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY,

                                       and

                          THE GOLDMAN SACHS GROUP, INC.

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  DEFINITIONS                                              1

                                    ARTICLE 2
                                    SERVICES

Section 2.01.  SERVICES                                                 4
Section 2.02.  INTRODUCTION OF OTHER SERVICES; CHANGES IN EXISTING
        TRANSITION SERVICES                                             6
Section 2.03.  GENERAL STANDARD OF SERVICE                              6
Section 2.04.  NOTICE OF CERTAIN MATTERS                                7
Section 2.05.  AUTHORITY                                               10
Section 2.06.  NOTICE TO POLICYHOLDERS                                 10
Section 2.07.  APPOINTMENT                                             11
Section 2.08.  BOOKS AND RECORDS                                       11
Section 2.09.  ACCESS TO BOOKS AND RECORDS                             11
Section 2.10.  BACK-UP                                                 12
Section 2.11.  VARIANCES                                               12
Section 2.12.  SOFTWARE CUSTOMIZATION AND SYSTEMS MODIFICATION         13
Section 2.13.  INFORMATION AND ASSISTANCE                              14

                                    ARTICLE 3
                                  SERVICE COSTS

Section 3.01.  PRICING FOR SERVICES                                    15
Section 3.02.  OTHER COSTS AND EXPENSES                                16
Section 3.03.  ADJUSTMENT OF SERVICE COSTS                             16
Section 3.04.  SALES TAX                                               17
Section 3.05.  INVOICING AND SETTLEMENT OF COSTS                       17
Section 3.06.  ACCESS AND INSPECTION RIGHTS                            19

                                    ARTICLE 4
             DISCLAIMERS; LIMITATION OF LIABILITY; INDEMNIFICATION

Section 4.01.  DISCLAIMERS                                             20
Section 4.02.  LIMITATION OF LIABILITY                                 20
Section 4.03.  INDEMNIFICATION BY BUYER                                22
Section 4.04.  INDEMNIFICATION BY SELLER                               22
Section 4.05.  FORCE MAJEURE                                           22
Section 4.06.  EXCLUSIVITY                                             23

                                                                     PAGE
                                                                     ----
Section 4.07.  INTERPRETATIONS                                         23
Section 4.08.  SURVIVAL                                                23

                                    ARTICLE 5
                              TERM AND TERMINATION

Section 5.01.  TERM                                                    23
Section 5.02.  TERMINATION                                             24
Section 5.03.  EFFECT OF TERMINATION                                   25

                                    ARTICLE 6
                  CONFIDENTIAL INFORMATION; COMPLIANCE WITH LAW

Section 6.01.  DEFINITION OF CONFIDENTIAL INFORMATION                  25
Section 6.02.  ACKNOWLEDGMENT AND PRECAUTIONS; GRAMM-LEACH-BLILEY
        COMPLIANCE                                                     26
Section 6.03.  DISCLOSURE OF CONFIDENTIAL INFORMATION                  27
Section 6.04.  NOTIFICATION UPON DISCOVERY OF DISCLOSURE               27
Section 6.05.  RETURN OF CONFIDENTIAL INFORMATION                      27
Section 6.06.  COMPLIANCE WITH LAW AND/OR ORDER                        28

                                    ARTICLE 7
                 COMPUTER SYSTEMS ACCESS, SECURITY AND INTEGRITY

Section 7.01.  SYSTEMS ACCESS; MONITORING                              28
Section 7.02.  MAINTENANCE OF SECURITY REGULATIONS                     29
Section 7.03.  VIRUS PROTECTION                                        29
Section 7.04.  DISASTER RECOVERY                                       30
Section 7.05.  INTELLECTUAL PROPERTY                                   30

                                    ARTICLE 8
                                  MISCELLANEOUS

Section 8.01.  NO AGENCY                                               30
Section 8.02.  SUBCONTRACTORS AND PERSONNEL                            31
Section 8.03.  COOPERATION; LIAISONS; DISPUTE ESCALATION;
        COORDINATION WITH THIRD-PARTY SERVICE PROVIDER                 32
Section 8.04.  NOTICES                                                 32
Section 8.05.  AMENDMENTS; NO WAIVERS                                  33
Section 8.06.  EXPENSES                                                33
Section 8.07.  SUCCESSORS AND ASSIGNS                                  34
Section 8.08.  GOVERNING LAW                                           34
Section 8.09.  COUNTERPARTS; EFFECTIVENESS; THIRD-PARTY BENEFICIARIES  34
Section 8.10.  ENTIRE AGREEMENT                                        34
Section 8.11.  JURISDICTION                                            34
Section 8.12.  DISPUTE RESOLUTION                                      35
Section 8.13.  WAIVER OF JURY TRIAL                                    36

                                                                     PAGE
                                                                     ----
Section 8.14.  SEVERABILITY                                            37
Section 8.15.  CAPTIONS                                                37
Section 8.16.  SPECIFIC PERFORMANCE                                    37

SCHEDULES

                          TRANSITION SERVICES AGREEMENT

     TRANSITION SERVICES AGREEMENT (the "AGREEMENT") dated as of December 30, 2005 among The Hanover Insurance Group, Inc. (formerly Allmerica Financial Corporation), a Delaware corporation, ("AFC"), First Allmerica Financial Life Insurance Company, a stock insurance company incorporated in Massachusetts ("FAFLIC"), Allmerica Financial Life Insurance and Annuity Company, a stock insurance company incorporated in Massachusetts (the "COMPANY"), and The Goldman Sachs Group, Inc., a Delaware corporation ("BUYER").

                                    RECITALS:

     WHEREAS, AFC and Buyer have entered into a Stock Purchase Agreement dated as of August 22, 2005 (the "SPA") providing, among other things, for the sale by AFC to Buyer of all of the issued and outstanding stock of the Company and the acquisition of the Core Business by Buyer;

     WHEREAS, for a transition period from the Closing until the expiration of the Service Term, the Company and Buyer desire that AFC or certain of its Affiliates that are as of the date hereof providing services to the Company (each, a "SELLER") provide such services to the Company on the terms and conditions set forth herein and Seller is willing to provide such services on such terms and conditions;

     WHEREAS, during the transition period, the Company and Buyer desire that Seller provide certain assistance to the Company and Buyer in the conversion of the operations of the Core Business from Seller to a third party administrator, Buyer and its Affiliates on the terms and conditions set forth herein and Seller is willing to provide such assistance on such terms and conditions; and

     WHEREAS, pursuant to the SPA, the parties hereto have agreed to enter into this Agreement upon the Closing.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements set forth herein and in the SPA, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "TAX" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY").

     "TAX RETURN" means all reports, forms and returns required to be filed with respect to Taxes.

     "POST CLOSING ADMINISTRATOR" means SE2, a division of Security Benefit Life Insurance, Inc., or any substitute third-party administrator.

     (b) Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to such terms in the SPA.

     (c) The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement or, if not defined herein, as defined in the SPA. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Wherever this Agreement requires an Affiliate of AFC or Buyer that is not a party hereto, to perform or comply with any provision set forth herein, AFC or Buyer, as applicable, shall cause such Affiliate to effect such performance or compliance, and shall be responsible for any non performance or non compliance by such Affiliate.

     (d) Each of the following terms is defined in the section set forth opposite such term:

       TERM                                                        SECTION
       ----                                                        -------
       AFC                                                         Preamble
       Affected Party                                               3.04(c)
       Agreement                                                   Preamble
       Application Software                                         2.12(a)
       Back-Up Copies                                                2.10
       Bankruptcy Laws                                              5.02(c)
       Buyer                                                       Preamble
       Buyer Indemnified Person                                      4.04
       Change Order                                                  2.02
       Company                                                     Preamble
       Confidential Information                                     6.01(a)
       Conversion Costs                                              3.01
       Conversion Services                                          2.01(c)
       Customer Information                                         6.01(a)
       Damages                                                       4.03
       Disaster Recovery Plans                                       7.04
       Disclosing Party                                             6.01(a)
       Essential Services                                           2.04(b)
       FAFLIC                                                      Preamble
       Final and Binding                                            8.12(e)
       GLB                                                          6.01(a)
       Inspection                                                   3.06(a)
       Liaison                                                      8.03(b)
       Material Non-Compliance Notice                               2.04(a)
       Modification Notice                                          2.12(c)
       Non-Compliance Notice                                        2.04(a)
       Omitted Services                                             2.01(b)
       Operations Software                                          2.12(a)
       Other Party                                                  3.04(c)
       Other Services                                               2.01(d)
       Other Services Costs                                          3.01
       Pass Through Service Costs                                    3.01
       Payment Date                                                 3.05(a)
       Policy Service Costs                                          3.01
       Receiving Party                                              6.01(b)
       Seller                                                      Recitals
       Seller Indemnified Person                                    4.02(a)
       Seller Subcontractor Claim                                   8.02(d)
       Seller Subcontractors                                        8.02(a)
       Services                                                    2.01(d)
       Service Costs                                                 3.01

       TERM                                                        SECTION
       ----                                                        -------
       Service Term                                                  5.01
       Software                                                     2.12(a)
       SPA                                                         Recitals
       Standard of Service                                          2.03(a)
       Supporting Services                                          2.04(c)
       Taxing Authority                                              1.01
       Transition Services                                          2.01(a)
       Variable Service                                              3.03
       Variable Service Resource                                     3.03
       Variances                                                     2.11
       Virus                                                        7.03(a)

                                    ARTICLE 2
                                    SERVICES

     Section 2.01. SERVICES. (a) From the Closing until the expiration of the Service Term, upon the terms and conditions of this Agreement, Seller shall provide the Company, with respect to the Insurance Contracts issued before the Closing, or following the Closing in conformity with clauses (i)(C)(I) through
(i)(C)(IV) of the definition of "Core Business" (in accordance with practices in effect immediately prior to the date of the SPA with changes made in the ordinary course of business thereafter or as otherwise provided in Section 2.02, 2.03(b) or 4.07), and provided that such Insurance Contracts would have constituted Insurance Contracts had they been issued on or prior to the Closing, the services set forth on Schedule 2.01(a) (the "TRANSITION SERVICES"). Seller may satisfy its obligation to provide or procure Services hereunder by causing one or more of its Affiliates and/or such Seller Subcontractors as Seller may engage or hire in accordance with the terms and conditions of Section 8.02 hereof to provide or procure such Services.

     (b) To the extent that any services have been provided by Seller or on behalf of Seller by a third Person to the Core Business during the twelve (12) months immediately prior to the date of the SPA that are not identified on
Schedule 2.01(a) due to their inadvertent omission from Schedule 2.01(a) (collectively, the "OMITTED SERVICES"), Seller agrees to amend Schedule 2.01(a) at the Company's reasonable (taking into account the cost and other burdens on Seller in providing such Omitted Services and the benefits to be received by the Company in receiving the Omitted Service) request to include any such Omitted Services as Transition Services on Schedule 2.01(a); PROVIDED that Omitted Services shall not include services that were intentionally discontinued in the ordinary course of Seller's business other than in anticipation of the Transactions or services that were previously terminated by the Company under this Agreement. For the avoidance of doubt, all Omitted Services shall be included in

Transition Services and all terms and conditions of this Agreement applicable to Transition Services shall apply to such Omitted Services.

     (c) From the Closing and for thirty (30) days following the termination of the related Service (or for such longer period to which Seller shall reasonably agree), Seller shall provide Conversion Services to the Company. "CONVERSION SERVICES" shall mean such services as shall be agreed upon in good faith between the parties for the orderly movement of data from Seller's system(s) in order to allow the Company to transition such data and various functionalities to the Company and/or the Post Closing Administrator, including reasonable information, consultation and assistance for the Company and/or the Post Closing Administrator to duplicate the applicable operating environments and software systems relating to the Core Business. Conversion Services shall not include the development or implementation of system(s) changes, product modifications or system(s) enhancements, or the automation of system(s) or processes that were not automated and in use by Seller for administering the Core Business immediately prior to the Closing other than those which Seller is currently undertaking and implementing. Conversion Services shall include, with respect to the items on Schedule 3.16 of the SPA (it being understood that in some cases such items are merely the embodiments of property already belonging or transferred to the Company), reasonable assistance, information and consultation with respect to: the Company's duplication of various environments and software configurations and customizations used by Seller; migration of data to the Company or the Post Closing Administrator; and, as requested, providing reasonable quality copies of various systems, software and data used by the Seller in connection with the Core Business (to the extent permitted by law, Orders and any applicable contracts or licenses); PROVIDED that Seller makes no representations or warranties in connection with the functionality or suitability of systems or software within the Company's or the Post Closing Administrator's environment(s). Seller will not be obligated to provide any Conversion Service for which Seller would be required to purchase, license or otherwise obtain new Software after the date hereof or for which a new license or amendment or modification to an existing license after the date hereof from a third party is required. The Company shall be solely responsible for obtaining all licenses required by the Company in order to allow the Company to utilize such Conversion Services.

     (d) The Company may from time to time request, in addition to the Transition Services (including the Omitted Services) and the Conversion Services, additional new services or changes to the existing Transition Services or Conversion Services in accordance with Section 2.02 hereof (such new services and changes in Transition Services or in Conversion Services, the "OTHER SERVICES," and together with the Transition Services (including the Omitted Services) and the Conversion Services, the "SERVICES").

     Section 2.02. INTRODUCTION OF OTHER SERVICES; CHANGES IN EXISTING TRANSITION SERVICES. If any Other Service, including any change in an existing Transition Service, is requested in writing by the Company, the parties shall negotiate in good faith regarding the applicable terms, taking into account, among other factors, the intended purposes of this Agreement, available personnel and other resources, and actual costs for the implementation of such Other Service, and the associated effort, if any, required to perform such Other Service. If the parties agree to the terms, Seller shall then promptly complete a change order (a "CHANGE ORDER") for the approval of the Company. Such Change Order will include, among other things, a new or revised cost for such Other Services, as well as the costs for implementing such Other Service. All such Other Services shall be billed to the Company as specified in Section 3.01(iii). No action will be taken by Seller and Seller shall have no responsibility for performing any work contemplated by such Change Order, until execution of the Change Order by an authorized representative of the Company and Seller. Upon such execution, the completed Change Order shall be deemed an amendment to this Agreement, the Company will pay the amount specified and in the manner set forth in the Change Order, and the tasks contained in the Change Order will be performed according to the terms of this Agreement and the Change Order. Any modification or change to the Services attributable to or caused by any change in Law and/or Order effective after the Closing shall require a Change Order under this Section 2.02. In the event that Seller is requested to provide any duplicate Conversion Services, whether due to a failure to perform by the Post Closing Administrator or any other third party administrator, or the termination by the Company of any such Post Closing Administrator or third party administrator or otherwise, but specifically excepting any such duplicate Conversion Services caused by a material breach of this Agreement by Seller, such duplicate Conversion Services shall constitute an Other Services governed by this Section 2.02.

     Section 2.03. GENERAL STANDARD OF SERVICE. (a) Except as otherwise agreed with the Company or expressly set forth in this Agreement, Seller agrees that the levels and degrees, as the case may be, of diligence, priority, frequency, volume, amount, detail, quality, timeliness, and care ("STANDARD OF SERVICE") applicable to the delivery of the Services hereunder shall be as set forth on
Schedule 2.03, or if not so specified on Schedule 2.03, shall not be materially less favorable than those applicable with respect to the Services which Seller provided to the Core Business as of January 1, 2005, or, for Services introduced after January 1, 2005, the standards of service applicable to such Service, taking into account the open staff positions that have not been filled in expectation of entering into the Transactions, IT BEING UNDERSTOOD, for the avoidance of doubt, that Seller's obligations hereunder shall not vary whether the Services are provided to the Company, any Affiliate, auditor or actuarial consultant of the Company or the Post Closing Administrator or, with the consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed, to any third Person designated by the Company to receive such Services. Notwithstanding the foregoing, in the event of any material increase in the volumes of required

Services due to extraordinary events, such as significant economic or industry changes or other one-time non-recurring events beyond the control of the Company, and the entering into and/or consummation of the Transactions, the Standard of Service for the affected Service shall be reasonably adjusted to reflect such material increase in volume, but only to the extent and for the period of such material increase; PROVIDED that Seller shall use its reasonable efforts consistent with past practices to accommodate such increase in volume. Subject to Seller's express obligations under this Agreement and for the Company's ultimate control over the operation of its business, the management of and control over the provision of the Services shall reside solely with Seller. Unless otherwise set forth in the SPA or any of the Ancillary Agreements, without limiting the generality of the foregoing, all labor matters relating to employees of Seller and such Seller Subcontractors as may be applicable, shall be within the exclusive control of Seller or such Seller Subcontractor, and none of the Company or any of its Subsidiaries or Buyer or any of its Subsidiaries shall take any action affecting such matters. Other than in each case with respect to any of Seller, its Affiliates and Seller Subcontractors, all labor matters relating to the employees of the Company shall be within the exclusive control of the Company, and the Company shall be solely responsible for the management of any and all such employees and any vendors, agents, servants, consultants or other representatives of the Company, including the Post Closing Administrator.

     (b) If the Services involve application of the Company's underwriting, claims, tax qualification or similar policies in its performance of the Services, Seller shall abide by such policies utilized by Seller in connection with the Core Business immediately prior to the Closing Date and by any modifications thereto, communicated in writing to Seller with reasonably sufficient time to implement and apply the same; PROVIDED that the Company shall be responsible for any and all incremental costs associated with such modified policies if and to the extent that such policies shall differ from the policies utilized by Seller in connection with the Core Business immediately prior to the Closing. The Company acknowledges that Seller may perform claims and reinstatement and other activities according to past practices and guidelines provided by the Company, but that except as set forth in the SPA and in this Agreement, Seller and its Affiliates assume no risk or responsibility for the Company's underwriting, claims decisions, claims payment, reinsurance recovery or claims recovery. Subject to the foregoing, the Company shall make all underwriting and claims decisions and shall be fully responsible for same.

     Section 2.04. NOTICE OF CERTAIN MATTERS. (a) (i) If the Seller has ceased to provide any Service or is in material non compliance with the Standards of Service applicable to any Service, the Company shall promptly so notify Seller or its designee in writing after becoming aware of such cessation of Service or material non-compliance by Seller. Such notice (a "MATERIAL NON-COMPLIANCE NOTICE"), which shall be explicitly identified as a "material" notice under this
Section 2.04(a)(i), shall set forth in reasonable detail the basis for the Company's

Material Non-Compliance Notice as well as the Company's view as to the steps to be taken by Seller to address the cessation of Service or material non-compliance. For the avoidance of doubt, Seller shall only be deemed to have ceased to provide a Service or to be in material non-compliance with the Standards of Service applicable to any Service if the failure of the Seller to provide such Service or if such material non-compliance with the Standards of Service applicable to such Service is due to events within the reasonable control of Seller or its Affiliates (including to the extent such failure results from Seller's failure to meet its obligation set forth in this agreement to establish a back-up facility in accordance with its current standards). Following receipt of a Material Non-Compliance Notice, Seller shall cooperate with the Company in good faith to resolve the matters referred to therein to the reasonable satisfaction of the Company.

     (ii) If Seller has otherwise not been in compliance with the Standards of Service applicable to any Service for a period of five (5) consecutive Business Days, the Company shall promptly so notify Seller or its designee in writing after becoming aware of such non-compliance by Seller. Such notice (a "NON-COMPLIANCE NOTICE") shall set forth in reasonable detail the basis for the Company's Non-Compliance Notice as well as the Company's view as to the steps to be taken by Seller to address the non-compliance. Following receipt of a Non-Compliance Notice, Seller shall cooperate with the Company to work in good faith to resolve the matters referred to therein to the reasonable satisfaction of the Company.

     (b) With respect to the Services noted with an asterisk on Schedule 2.01(a) ("ESSENTIAL SERVICES"), if(1) Seller has failed to restore the ceased Essential Service(s) specified in the Company's Material Non-Compliance Notice or (2) Seller has failed to correct its material non-compliance with the Standards of Service applicable to such Essential Service(s), within five (5) Business Days in the case of (1) above or ten (10) Business Days in the case of (2) above, in each case after receipt of a Material Non Compliance Notice, following such five
(5) or ten (10) Business Day period, until such time as Seller has resumed such Essential Service(s) so that they are not in material non-compliance with the applicable Standards of Service, then the Company may elect to terminate Seller's obligation to provide or procure, and the Company's obligation to purchase, such Essential Service(s) (or any portion thereof) referred to in its Material Non-Compliance Notice. Notwithstanding the foregoing, the ten (10) Business Day period shall be replaced with a five (5) Business Day period in the case of (2) above if, following the five (5) Business Days after receipt of the Material Non-Compliance Notice, Seller has not presented the Company with a plan to address such material non-compliance to the reasonable satisfaction of the Company or has not implemented any actions to remedy such material non-compliance.

     (c) With respect to Services that are not Essential Services ("SUPPORTING SERVICES"), if(1) Seller has failed to restore the Supporting Service(s) specified in the Company's notice or (2) Seller has failed to correct its material non-compliance with the Standards of Service applicable to such Supporting Service(s), in each case within thirty (30) calendar days after receipt of a Material Non Compliance Notice, following such thirty (30) calendar day period, until such time as Seller has restored the ceased Supporting Service or has resumed such Supporting Service(s) so that it is no longer in material non-compliance with the applicable Standards of Service, and only if such failure to provide such Service or such material non-compliance with the applicable Standards of Service has caused or is reasonably expected to cause materially adverse consequences to the Company, then the Company may elect, in its discretion, to terminate Seller's obligation to provide or procure, and the Company's obligation to purchase, such Supporting Service(s) (or any portion thereof) referred to in its Material Non-Compliance Notice.

     (d) (i) Concurrently with the provision of a Material Non-Compliance Notice relating to the cessation of one or more Service(s) set forth on Schedule 2.04(d) or one or more Service(s) included within a Service set forth on
Schedule 2.04(d) by the Seller, the obligation of the Company to pay the Service Cost(s) shall be adjusted downward as set forth in Schedule 2.04(d), with, in the case of termination of a portion of a group of Services so set forth, a pro rata reduction to be negotiated in good faith based on the estimated percentage of the actual cost such ceased portion of the Service represented of the total estimated actual cost of the Service to Seller as set forth on Schedule 2.04(d) (in each case as estimated at the time the Schedule 2.04(d) was prepared). If Seller resumes provision of such Service(s) and the Company has not previously terminated such Service(s) as contemplated by Section 2.04(b) or 2.04(c), the Company shall resume the payment of the Service Cost(s) applicable to such resumed Service(s) as of the date on which such Service(s) has/have been resumed, without interest or penalty or back pay.

     (ii) If Seller receives a Material Non-Compliance Notice relating to Seller's material non-compliance with the Standards of Service applicable to one or more Service(s) set forth on Schedule 2.04(d) or one or more Service(s) included within a Service set forth on Schedule 2.04(d), the Company's obligation to pay the Service Cost(s) shall continue unless and until the Company has terminated such Service(s) as contemplated by Section 2.04(b) or 2.04(c). The reduction in price upon such termination shall be on the same basis as set forth in Section 2.04(d)(i). For the avoidance of doubt, there shall not be a reduction in Service Costs under this Section 2.04(d) relating to the cessation or termination of a Service (or a portion thereof) other than with respect to a Service included in Schedule 2.04(d).

     (e) Subject to Section 4.05, if the Company terminates any Service as contemplated by Section 2.04(b) or 2.04(c) and the Company retains a replacement service provider (to be selected at the Company's discretion) to provide services comparable in all material respects to the terminated Service(s) and at service levels comparable in all material respects to the Standards of

Service applicable to the terminated Service(s), Seller shall promptly reimburse the Company, upon presentation of documentation with a level of detail reasonably sufficient to identify the related replacement and conversion services and the related costs and expenses, in cash for fifty percent (50%) of
(i) the aggregate fee charged by such replacement service provider for such replacement services that is in excess of the Service Costs applicable to the terminated Service(s) as specified herein until such time as the Service(s) is/are converted to the Post Closing Administrator (or such time as was previously scheduled to convert such Services to the Post Closing Administrator, if sooner) plus (ii) the incremental out-of-pocket conversion costs incurred by the Company in transferring the obligation for providing such Service(s) to the replacement service provider that the Company would not otherwise have incurred had the Service not been terminated and such Service converted to the Post Closing Administrator in the ordinary course.

     Section 2.05. AUTHORITY. Seller shall perform the Services in the name and on behalf of the Company only as provided in this Agreement and only at the direction and under the authority of the Company. Except as expressly required by Law and/or any Order or the applicable Insurance Contract or as authorized in advance by the Company in writing, Seller shall not have authority to issue new insurance policies or annuity contracts in the name of the Company or enter into any agreements on the Company's behalf Notwithstanding the foregoing, Seller shall have the authority to issue in the name of the Company in conjunction with Seller's performance of the Services hereunder, policies, riders, policy splits, and supplements in each case as set forth on Schedule 2.05, in accordance with practice as of the date of the SPA but only to the extent of "guaranteed issue coverage" (I.E., no underwriting is required). All underwriting determinations shall be made solely by the Company. Although Seller shall have the authority to make claims payments subject to guidelines provided by the Company to Seller, Seller shall not make any adverse policy decisions without the prior written consent of the Company. None of the terms or provisions of this Agreement shall prohibit Seller or any of its Subsidiaries or Affiliates from conducting business of whatever nature in their own names and on behalf of any person or entity other than the Company. The Company shall take all actions necessary to ensure that Seller's designated Affiliate has the authority to accept funds on behalf of the Company and to disburse funds from bank accounts on the Company's draft or check stock for the purpose of carrying out Seller's responsibilities under this Agreement. Seller shall, at the direction and under the authority of the Company, take all actions necessary to execute amendments, in form and substance reasonably acceptable to the Company, to the Insurance Contracts to conform such Insurance Contracts to the extent required by any change in Law and/or any Order applicable to such Insurance Contracts.

     Section 2.06. NOTICE TO POLICYHOLDERS. If the Company gives written notice to policy holders of the identity of Seller or its designated Affiliate with respect to the performance of the Services and the relationship between the

Company and Seller or such designated Affiliate in connection with such Services, any such notice shall be approved by Seller prior to delivery to policyholders, such approval not to be unreasonably withheld, conditioned or delayed.

     Section 2.07. APPOINTMENT. Subject to the terms of this Agreement, the Company hereby grants to Seller authority with respect to the provision of the Services, but only to the extent such authority (a) is permitted by Law, and (b) is reasonably necessary for Seller to provide the Services hereunder (including to make filings required by Law and/or Orders). In order to assist and to more fully evidence the authority described in this Section 2.07 and subject to the terms of this Agreement, the Company hereby nominates, constitutes and appoints Seller's designated Affiliate as its attorney-in-fact, with full power and authority to act in the name, place and stead of the Company with respect to the performance of the Services in connection with the Insurance Contracts, including (unless otherwise instructed by the Company) the power, without reservation, to adjust, to defend, to settle and to pay all claims and benefits, to administer separate accounts and to take such other and further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement and during the term of this Agreement and subject to the terms set forth herein and until its termination in accordance with the terms and conditions hereof. The Company shall, when and as requested by Seller, execute and provide to Seller written powers of attorney (in form and substance reasonably acceptable to Seller) or such other documents that are necessary or appropriate to carry out the objectives of this Agreement.

     Section 2.08. BOOKS AND RECORDS. Seller shall, in connection with provision of the Services, maintain appropriate Books and Records (for the avoidance of doubt, Books and Records includes books and records relating to Taxes, including all related workpapers) relating to the Core Business (to the extent not converted or transitioned to the Company and/or the Post Closing Administrator) and the Services provided hereunder in accordance with Seller's current standards and applicable Law and/or Orders. All such Books and Records shall be the property of the Company and shall be maintained for any period that may be required by Law and/or any Order and in conformity with Seller's current standards. Seller may retain copies of such Books and Records as Seller or its Affiliates are required to retain by Law or any Order or reasonably require in connection with any potential Action or investigation, which in any event shall remain subject to the confidentiality provisions hereof. Seller shall give the Company written notice at least ten (10) Business Days prior to the destruction of any such Books and Records, and, at the Company's request, shall transfer such Books and Records to the Company or the Company's designee, at the Company's expense.

     Section 2.09. ACCESS TO BOOKS AND RECORDS. During the term of this Agreement, the Books and Records relating to the Core Business (to the extent not converted or transitioned to the Company and/or the Post Closing

Administrator) and the Services provided hereunder shall be available (at their place of keeping) for inspection, examination and audit by the Company, its auditors and state and federal regulatory authorities and applicable self-regulatory organizations (in each case together with their respective representatives) during normal business hours upon reasonable notice to Seller and without undue disruption to the operations of the Seller. Seller shall upon the reasonable request of the Company furnish to the Company (i) at the Seller's expense, copies of any such Books and Records as may be reasonably required by the Company in connection with the preparation of the Company's financial statements, state and federal income and other Tax returns and any other filings or reports required to be filed with, or requested by, state or federal regulatory authorities or any rating agencies, and (ii) at the Company's expense, copies of any such Books and Records as are reasonably required for a business purpose, it being understood that the Company shall provide or cause to be provided such assistance to the Seller as may be reasonably requested by the Seller in light of undue strain on Seller's resources arising from such request. Seller shall at all times keep logically segregated the Books and Records relating to the Core Business (to the extent not converted or transitioned to the Company and/or the Post Closing Administrator) from those of the Seller, it being understood that physical separation of such Books and Records from those of Seller is not required hereunder.

     Section 2.10. BACK-UP. Seller shall make and maintain such electronic backup copies of all applicable electronic Books and Records (including applicable Customer Information) (the "BACK-UP COPIES") in accordance with Seller's current standards which have been previously provided to Buyer and which are in compliance with applicable Law and/or any Orders. Upon the reasonable request of the Company (but only to the extent required of the Company by applicable Law and/or Orders), Seller shall use its commercially reasonable efforts to make available, as promptly as practicable, but in any event within the period specified by applicable Law and/or Orders, to the Company such number of the Back-Up Copies as the Company requires. The costs of producing and making available any Back-Up Copies for the Company shall be paid to Seller by the Company, it being understood that the Company shall provide or cause to be provided such assistance to the Seller as may be reasonably requested by the Seller in light of undue strain on Seller's resources arising from such request.

     Section 2.11. VARIANCES. With respect to variable Insurance Contracts administered pursuant to this Agreement, Seller shall provide to the Company such daily reports as Seller currently produces summarizing the discrepancies arising in the execution and recording of investment transactions pursuant to the variable Insurance Contracts (the "VARIANCES"), and such weekly and monthly reconciliation reports as Seller currently produces. For such discrepancies, Seller shall, in accordance with the Company's previously provided guidelines or upon the Company's written direction, as the case may be, reconcile and credit or debit the applicable Contract holder's account. Seller shall reimburse the Company for fifty percent (50%) of the aggregate net Variances (if such amount is negative) incurred while Seller is providing the related Services in excess of $500,000, except to the extent such Variances resulted from any actions or omissions of the Company or the Post Closing Administrator. The Company shall pay Seller for fifty percent (50%) of such aggregate net Variances if such amount is positive.

     Section 2.12. SOFTWARE CUSTOMIZATION AND SYSTEMS MODIFICATION. (a) The Services shall be provided to the Company utilizing the operating systems software (the "OPERATIONS SOFTWARE") and the application software (the "APPLICATION SOFTWARE") and other software used by the Core Business as of January 1, 2005 (together, the "SOFTWARE") but specifically excluding any software retired in the normal course of Seller's business prior to the Closing and/or not required to perform the Services hereunder. Application Software retired in the normal course of Seller's business between January 1, 2005 and the date of this Agreement is listed on the attached Schedule 2.12, and Seller agrees to notify the Company of any Application Software retired in the normal course of Seller's business between the date of this Agreement and the Closing.

     (b) The Company agrees that the Transition Services will be provided utilizing only the existing Seller network location(s) being utilized by the Core Business prior to the Closing or other mutually agreed upon new network location(s) and that the Company will, at the Company's expense, install, maintain and provide all terminal equipment, telecommunication lines and other facilities and personnel necessary to interface with any such network location(s). Existing network location(s) which are not AFLIAC Transferred Assets, and any new network location(s), if any, added by Seller in connection with its performance of this Agreement, will be available to the Company only during the Service Term. For the avoidance of doubt, Seller shall not be obligated to bear costs associated with the bridging by Seller to the Company sites, networks and data and other transmissions other than those used in the Core Business prior to the Closing Date.

     (c) For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, Seller may maintain the Software, make any Software or systems changes related to the Services and, at Seller's cost, modify and/or adapt the Software and any other related resource used by Seller to provide Services to the Company for maintenance, update, upgrade, or any other reasonable business purpose(s), including to reflect (i) any changes made in any resource used by Seller to provide Services to the Company, (ii) any changes required to correct any inaccuracies, mistakes or operational failures, (iii) installation or implementation of patches or similar modifications, (iv) performance of normal maintenance and/or system enhancements or upgrades, or (v) any changes made for, or in reasonable contemplation of, ease of conversion pursuant to this Agreement, PROVIDED that nothing in this Section 2.12(c) shall
(x) affect Seller's obligation to provide the Services as provided by this Agreement,

(y) materially adversely affect the Services provided pursuant to this Agreement, or (z) cause Buyer or Company to incur any material additional costs, unless otherwise agreed to by the Company, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing provisions of this Section 2.12(c), Seller shall not, unless otherwise expressly agreed between Seller and Company, modify or adapt the Application Software to provide Services to the Company in a manner that would be reasonably expected to require the Company to materially modify or otherwise adapt its facilities, systems or other related resources prior to giving the Company at least thirty (30) days' written advance notice of such planned Seller modification or adaptation along with a reasonably detailed description of such modification or adaptation (a "MODIFICATION NOTICE") and reasonably cooperating with the Company during such notice period at the Company's request to migrate the affected Services from Seller to the Company so that the Company is able to avoid the modifications and adaptations which otherwise would be necessitated by Seller's planned modifications or adaptations, PROVIDED that, other than any modification or adaptation (A) reasonably required by Law and/or any Order, (B) necessary in order for Seller to deliver the Services in accordance with Law and/or any Order or (C) undertaken by Seller in respect of the Core Business and other of its businesses, no such change to the Applications Software shall (x) materially adversely affect Seller's ability to provide the Services as provided for by this Agreement, or (y) cause the Company to incur any material additional costs, unless otherwise agreed to by the Company, such consent not to be unreasonably withheld, conditioned or delayed. Unless otherwise provided herein or agreed to by the Company, such consent not to be unreasonably withheld, conditioned or delayed, Seller shall use commercially reasonable efforts not serve a Modification Notice within the three (3) month period immediately following the Closing Date unless the modification, adaptation or other change, as reflected in such Modification Notice, is reasonably necessary to allow Seller and/or any of Seller's Affiliates to conduct its/their business.

     Section 2.13. INFORMATION AND ASSISTANCE. The Company and its Affiliates will, and will use their best efforts to cause the Post-Closing Administrator to, provide such information, cooperation, services and assistance as is reasonably required to enable Seller to provide the Services hereunder and comply with the terms of this Agreement, including financial information required to provide accounting and reporting Services, to the extent under the control of the Company, its Affiliates, representatives or agents or the Third Party Administrator, as applicable. If, during the Service Term, the Company shall employ any former employee of Seller (and/or any person employed by Seller Subcontractors who performed services related to the Services hereunder for Seller prior to performing such services for or on behalf of the Company), the Company shall make such employees or persons reasonably available to Seller in order to answer questions and/or provide reasonable assistance to seller; PROVIDED that the Company and Seller shall, prior to the Company's employment of any such person, agree on a mutually satisfactory arrangement with respect to limitations thereon and (b) Seller shall pay all related out-of-pocket expenses incurred by the Company. For the avoidance of doubt, such assistance shall not prevent such employees or persons from being able to perform the services to the Company that they would otherwise have provided to the Core Business had they been retained by the Seller and to the same extent as they had performed such services. Whenever under this Agreement the review, specification or consent of the Company or Seller, as applicable, is required or reasonably requested in connection with the performance of Services by Seller, including pursuant to
Schedule 2.01(a) hereof, or the performance of any other obligation of the parties hereunder, each of Seller and the Company agrees that such review, specification or consent shall be provided reasonably, promptly, and in reasonably sufficient time to allow for Seller or the Company, as applicable, to perform the Services and other obligations, as applicable, as required pursuant to this Agreement.

                                    ARTICLE 3
                                  SERVICE COSTS

     Section 3.01. PRICING FOR SERVICES. For the portion of the Service Term in which it receives the Services, the Company shall pay Seller each of the following:

          (i) with respect to the Transition Services, including Omitted Services, if any, in an aggregate amount equal to $7.50 per month per Insurance Contract (not counting supplemental riders, endorsements and the like as individual Insurance Contracts) which is "in force" as of the first day of such month, subject to adjustment as provided herein (the "POLICY SERVICE COSTS");

          (ii) with respect to the Conversion Services, the costs of conversion (the "CONVERSION COSTS") as set forth in Section 12.03 of the SPA. Notwithstanding any other provision of this Agreement, no Conversion Cost shall have (A) a profit component, (B) an overhead component other than those related and required to perform the Conversion Services, or (C) a component reflecting any incremental cost arising out of an increase in base costs due to Seller's sale of one or more of its businesses (including without limitation the Core Business and any decreases in Seller activity or volume attributable to services being transitioned to the Company as contemplated by this Agreement), structural reorganization, or other similar significant corporate event;

          (iii) the costs for any Other Services (the "OTHER SERVICES COSTS") provided under this Agreement, which shall be as agreed to by the parties as set forth in the applicable Change Order; and

          (iv) except as otherwise agreed to by the parties, all reasonable actual out-of-pocket costs and expenses, including the types set forth on
     Schedule 3.Ol(iv), incurred by Seller (or any Seller Subcontractors providing Services) attributable to the provision of the Services, such costs to be reasonably detailed and invoiced on a monthly basis in accordance with Section 3.05 hereof (the "PASS THROUGH SERVICE COSTS", and together with the Policy Service Costs, the Conversion Costs and the Other Services Costs, the "SERVICE COSTS"). Notwithstanding the previous sentence, in no event shall the Company be obligated, during any annual period beginning on the Closing Date, to pay Seller for any category of Pass Through Service Costs in excess of the amount applicable to such category and set forth in Schedule 3.01(iv) or, if such category of Pass Through Service Cost is not listed on Schedule 3.01(iv), to a single recipient in the aggregate in excess of ten thousand dollars ($10,000) or to all such recipients of such Pass Through Service Cost in the aggregate in excess of 25 thousand dollars ($25,0000), unless in each case previously consented to by the Company, such consent not to be unreasonably withheld, conditioned or delayed. Each of Seller and the Company acknowledges that the undue withholding, delay or condition of such consent may adversely affect the ability of Seller and the Company to perform their respective obligations under this Agreement.

     Section 3.02. OTHER COSTS AND EXPENSES. (a) In addition to the Service Costs described herein, the Company shall pay certain other expenses, including costs of obtaining third party consents, costs of Conversion Services and certain retention costs, all as described and to the extent set forth in Section
12.03 of the SPA.

     (b) Except as provided herein or in the SPA or in any Ancillary Agreement,
(i) the Company shall be solely responsible for all expenses (whether incurred by Buyer, the Company (after the Closing Date) or any of their respective Affiliates) associated with eliminating the Company's need to receive Services from Seller, and (ii) all costs and expenses of the Company and of the operation of the Core Business are the responsibility of the Company, and the Company shall reimburse Seller for any such costs and expenses of the Company and of the operation of the Core Business that are incurred by Seller.

     Section 3.03. ADJUSTMENT OF SERVICE COSTS. Schedule 3.03 sets forth certain portions of the Services that are mutually designated by the parties as variable expenses (each, a "VARIABLE SERVICE") and the annual rates attributable to each resource performing the applicable Variable Service (each, a "VARIABLE SERVICE RESOURCE"). In the event that, during the Service Term, Seller, at Seller's sole discretion releases one or more Variable Service Resource(s) specifically as a direct result of the conversion to the Post Closing Administrator of one of the administrative systems utilized to provide the applicable Variable Service, then the Policy Service Costs shall be prospectively reduced, effective with the calendar month immediately following the calendar month in which such Variable Service Resource(s) is/are released, to reflect the pro-rata reduction in the variable costs of providing such Variable Service directly resulting from and attributable to such release of the Variable Service Resource(s). As used herein, a Variable Service Resource shall be understood to be "released" only if
(a) a particular Variable Service Resource is an employee of Seller or an Affiliate of Seller and such Variable Service Resource's employment with Seller or such Affiliate is terminated by Seller or such Affiliate, as the case may be, provided that the Variable Service Resource's position is not filled by Seller and Seller is not attempting to fill such position, or (b) a particular Variable Service Resource is an employee of Seller or an Affiliate of Seller and such Variable Service Resource remains employed by Seller or such Affiliate but no longer performs Services, or (c) a particular Variable Service Resource is employed by or affiliated with a Seller Subcontractor and the requirement of Seller or any Affiliate of Seller to pay for Services performed by such Variable Service Resource is permanently terminated.

     Section 3.04. SALES TAX. If and to the extent that state and/or local sales tax is or shall be applicable in connection with the Services: (a) for purposes of such state and local sales tax, Seller and the Company will cooperate in good faith to segregate amounts payable under this Agreement into the following categories: (i) taxable Services; (ii) non-taxable Services; and (iii) payments made by Seller, as applicable, merely as a payment agent for the Company in procuring goods, supplies or Services.

     (b) Seller shall collect from the Company all state and local sales tax and shall timely remit such taxes to the appropriate state and local Taxing Authorities. The Company shall pay such taxes to Seller monthly, or as otherwise reasonably required by Seller. Seller shall be responsible for any interest or penalties imposed as a result of its failure to timely remit taxes. The Company shall be RESPONSIBLE for any additional taxes, interest or penalties imposed as a result of a sales tax audit by any Taxing Authority.

     (c) Within 30 days of receiving notification of the commencement of any sale or use tax audit by a Taxing Authority which involves any Services provided hereunder or any purchases made as purchasing agent pursuant hereto, Seller or the Company, as applicable (the "AFFECTED PARTY") shall notify the other party (the "OTHER PARTY") of such audit. Thereafter, the Affected Party shall take reasonable steps to keep the Other Party informed of the progress of any such audit. The Other Party shall have the right (but not the duty) to participate in any proceeding brought by the Affected Party to contest sales or use tax liability, and shall have the right to retain tax advisers or counsel at its own expense.

     Section 3.05. INVOICING AND SETTLEMENT OF COSTS. (a) Seller shall invoice the Company for all Service Costs and other costs and expenses for which the Company is liable pursuant to this Agreement on a monthly basis. Each such invoice shall be sent following the end of the applicable calendar month within 30 days following the end of such calendar month. Each such invoice shall be in a format and contain a level of detail reasonably sufficient under the circumstances to identify the Services and costs and expenses that are the subject of such invoice and in a form reasonably acceptable to the Company and Seller. Service Costs will be equitably prorated if the Closing Date or the date on which a Service is terminated is not the first calendar day or the last calendar day, respectively, of a calendar month.

     (b) Upon the Company's good faith dispute of a bill (or portion thereof, as applicable) for Service Costs or Pass Through Costs submitted to the Company for payment, Seller shall provide to the Company, as reasonably requested by the Company, such additional documentation as is reasonably necessary to substantiate, and to explain Seller's methodology in calculating, such Service Costs or Pass Through Costs.

     (c) The Company agrees to pay on or before thirty (30) days after the date on which it receives an invoice delivered pursuant to Section 3.05(a) (each, a "PAYMENT DATE") the amount set forth in such invoice, to the extent not disputed by the Company in good faith, by wire transfer of immediately available funds payable to the order of Seller. If the Company fails to pay any undisputed amount of a monthly payment within such thirty (30)-day period following the relevant Payment Date, the Company shall be obligated to pay, in addition to the amount due on such Payment Date, simple interest on such undisputed amount at the Prime Rate from the relevant Payment Date through the date of payment. Notwithstanding the foregoing, the Company may withhold payments (other than (i) for failure to provide a Service or non-compliance with any Service Standards (which are governed by Section 2.04), (ii) Pass Through Service Costs, or (iii) with respect to Taxes, unless in the case of (ii) and (iii) such items are themselves subject to dispute in good faith) for amounts in excess of $25,000, disputed in good faith payable under this Agreement beyond the applicable Payment Date; PROVIDED that as concerns those portions of the disputed and withheld amounts which are determined (either via the dispute resolution provisions of Section 8.12, and if unsuccessful, via the arbitration provisions of Section 8.12), to be properly billed and owed to Seller, each such amount shall bear interest from the Payment Date to and including the date such amount is paid at a rate equal to the Prime Rate.

     (d) The parties shall reasonably cooperate with each other, and with such third parties as may be applicable, (i) to determine which expenses for Pass Through Service Costs may be billed directly from the provider thereof to the Company and (ii) to arrange for such direct billing during the Service Term under terms and conditions reasonably acceptable to all applicable parties. In the event that such direct billing shall take place, the Company agrees to pay such direct bills in accordance with the terms applicable thereto, and (A) Seller and its Affiliates shall not be responsible or liable for any loss, cost, claim, damage or expense caused by or attributable to any failure by the Company to pay any such direct bills; (B) Seller shall not be responsible or liable for any failure to deliver the Services, or any part or portion thereof, if such failure is attributable to or caused by any failure by the Company to pay any such direct bills; and (C) any failure by the Company to pay any such direct bills shall be considered a breach of this Agreement.

     Section 3.06. ACCESS AND INSPECTION RIGHTS. (a) Except as otherwise set forth herein, and without duplication of any other provision set forth in this Agreement, as and when so requested by the Company for purposes of verifying bills submitted to the Company pursuant to Section 3.05(a) and/or Seller's performance of the Services as specified by this Agreement, or complying with a request of a Government Entity acting pursuant to Law and/or any Order with respect to the Core Business, Seller shall, during normal business hours from time to time permit an inspection (an "INSPECTION") wherein Seller shall (i) make Books and Records concerning the Core Business (to the extent not already converted or transferred to the Company or the Post Closing Administrator), the performance of Services provided pursuant to this Agreement and/or the bills submitted to the Company pursuant to Section 3.05(a), available for inspection (and available for copying at the Company's expense) by the Company and its authorized Representatives, who shall, subject to the terms of Article 6 herein, have the right to take copies of or extracts from any such Books and Records and
(ii) provide to the Company and its Representatives access in accordance with, MUTATIS MUTANDIS, the provisions set forth in Section 5.02(b) of the SPA. All such inspections conducted by the Company or its authorized Representatives shall be conducted at the Company's cost, subject to Section 5.02(b) of the SPA.

     (b) Upon request of the Company, Seller shall provide to the Company a letter in the form customarily provided by Seller to recipients of its administrative services certifying its compliance with the Sarbanes-Oxley Act of 2002, 15 U.S.C. 7201 et seq., as such statute may be amended from time to time. If and to the extent that Seller obtains external audit opinions relating principally to the Core Business and the Services provided hereunder (including, but not limited to, any external auditor's management letters, SAS 70 Type II audit reports prepared in accordance with Statement of Auditing Standards No. 70, if and to the extent any such reports are prepared by Seller, as applicable), Seller shall provide copies of such opinions to the Company.

     (c) At Seller's expense, Seller shall reasonably cooperate with the Company, its auditors (including internal audit staff), examiners, regulators, consultants and other Representatives and provide such assistance and access to personnel and Books and Records of the Core Business as is reasonably required by the Company for any reasonable business purpose and shall, on a timely basis, furnish each with information reasonably requested.

     (d) If the parties agree, or if through the dispute resolution or arbitration conducted pursuant to Section 8.12 it is determined, that (i) Seller has overcharged the Company pursuant to Section 3.05(a), Seller promptly shall credit (or, if Seller has ceased providing Services such that the Company could not be expected to consume the credit balance under this Agreement, then Seller promptly shall refund to) the Company the amount of the overcharge plus interest thereon calculated from the date of the Seller's receipt of the overcharge at a rate equal to LIBOR on such date or (ii) Seller has undercharged the Company pursuant to Section 3.05(a), the Company shall promptly pay to Seller the amount of the undercharge, plus interest thereon calculated from the latest date such amount was payable at a rate equal to LIBOR on such date. Seller shall have the right to verify any audit hereunder within sixty (60) days from the date the audit report is made available to them.

                                    ARTICLE 4
              DISCLAIMERS; LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 4.01. DISCLAIMERS. Except as otherwise specifically set forth herein, the Services and access to Seller's and the Company's network system or systems, are provided on an "as is" basis, and neither Seller nor any of its Affiliates makes any express or implied warranties or guarantees with respect to the Services except as expressly provided herein. NO STATUTORY WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY TO THE SERVICES.

     Section 4.02. LIMITATION OF LIABILITY. (a) Except for liabilities under the SPA for breach of the representations and warranties set forth in Sections 3.01(a), 3.01(c), 3.02(a), 3.02(b), 3.03 and 3.04, and as expressly provided in
Sections 2.04(e), 2.11 or 3.06(d) hereunder, the Company agrees that neither Seller nor any of its Affiliates, their respective successors and assigns and such parties' respective directors, officers, agents, employees or subcontractors (each, a "SELLER INDEMNIFIED PERSON") shall have any liability whether direct or indirect, in contract or tort or otherwise, to the Company, Buyer, their respective Affiliates or any other Person for or in connection with the Services rendered or to be rendered by any Seller Indemnified Person pursuant to this Agreement or the transactions contemplated pursuant to this Agreement or for any Seller Indemnified Person's actions or inactions in connection with any such Services or transactions (including failure to perform any obligations under this Agreement), except for Damages to the extent resulting from such Seller Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such Services, actions or inactions. In addition, other than in connection with a claim under Sections 4.03 and 4.04 or as otherwise set forth herein, upon a claim of a breach of this Agreement, the non-breaching party shall give the breaching party a reasonable opportunity to correct the defect. If the breaching party is able to correct the defect within thirty (30) Business Days, and provided that the non-breaching party has not incurred any actual Damages, the breaching party shall not be liable for any Damages hereunder.

     (b) Except as otherwise expressly set forth in the SPA or under Section 2.04(e) or 2.11, neither any Seller Indemnified Person nor any Buyer Indemnified Person (as defined below) shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including attorneys' fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform any obligations under this Agreement and shall be liable to the other party only for actual losses or direct damages. This disclaimer applies without limitation (i) to claims arising from the provision of the Services or any failure or delay in connection therewith, (ii) to claims for lost profits and (iii) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise, regardless of whether such Damages are foreseeable or whether such Seller Indemnified Person or Buyer Indemnified Person has been advised of the possibility of such Damages.

     (c) No Seller Indemnified Person shall have any responsibility for reserve reporting or regulatory reporting other than to the extent expressly provided in this Agreement. No Seller Indemnified Person shall be liable for any actuarial, personnel, processing or other expenses incurred by the Company related to any decision by the Company to use any systems and reports other than those systems and reports provided by Seller for this purpose, which systems and reports shall be the systems and reports Seller utilized in connection with the Core Business immediately prior to the Closing. No such decision by the Company shall excuse Seller from meeting its obligations under this Agreement; PROVIDED that no Seller Indemnified Person shall be liable for any Damages arising from the failure of the Company to provide the relevant information to Seller in a form compatible with the systems and reports utilized by the Seller as of the date of this Agreement, or otherwise as previously agreed to by the parties.

     (d) Each Seller Indemnified Person or Buyer Indemnified Person agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its respective Damages, whether direct or indirect, due to, resulting from or arising in connection with any failure by a Seller Indemnified Person or Buyer Indemnified Person, as applicable, to comply fully with any obligations under this Agreement.

     (e) No Seller Indemnified Person shall be liable for any Damages, or any failure on the part of Seller to perform Services in accordance with applicable Service Standards, caused by or attributable to (i) any failure by the Company to provide the required review, specification or consent pursuant to Section
2.12 or 4.07 or (ii) the unreasonable, conditioned or delayed consent under
Section 3.01(iv).

     Section 4.03. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless each Seller Indemnified Person from and against any damages, losses, liabilities and expenses ("DAMAGES") actually suffered by such Seller Indemnified Person in connection with any action, suit or proceeding asserted against such Seller Indemnified Person by a third party, and shall reimburse each Seller Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any such action, suit or proceeding, in each case arising out of or in connection with Services rendered or to be rendered by any Seller Indemnified Person pursuant to this Agreement (including, for the avoidance of doubt, any action or inaction taken pursuant to Section 4.07); PROVIDED that Buyer shall not be responsible for any Damages of any Seller Indemnified Person to the extent resulting from such Seller Indemnified Person's gross negligence, bad faith, willful misconduct, violation of applicable Law (other than any such violation of Law arising from any action or inaction taken by a Seller Indemnified Person pursuant to Section 4.07 or in accordance with the established policies, procedures and interpretations thereof in effect as of the Closing Date) or material breach of its obligations under this Agreement (other than for breaches of any obligation contained in Article
2), in each case in connection with any of the Services, actions or inactions referred to above.

     Section 4.04. INDEMNIFICATION BY SELLER. AFC agrees to indemnify and hold harmless Buyer and its Affiliates, their respective successors and assigns and such parties' respective directors, officers, agents and employees (each, a "BUYER INDEMNIFIED PERSON") from and against any Damages actually suffered by such Buyer Indemnified Person in connection with any action, suit or proceeding asserted against such Buyer Indemnified Person by a third party, and shall reimburse each Buyer Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any such action, suit or proceeding, to the extent arising out of or in connection with Seller's or a Seller Subcontractor's (1) gross negligence, bad faith or willful misconduct, (2) violation of applicable Law (other than any such violation of Law arising from any action or inaction taken by a Seller Indemnified Person pursuant to Section 4.07 or in accordance with the established policies, procedures and interpretations thereof in effect as of the Closing Date), or (3) material breach of its obligations under Article 6 (other than the first sentence of Section 6.06) or Section 7.05, in each case in connection with performing Seller's obligations under this Agreement.

     Section 4.05. FORCE MAJEURE. None of the parties shall be liable to the others by reason of any failure of or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to events beyond its reasonable control (except to the extent such failure or delay results from Seller's failure to meet its obligation to establish a back-up facility in accordance with its current standards, which have been provided to Buyer and which are in compliance with applicable Law and Orders), including acts of God, act of

Governmental Entities, act of the public enemy or due to war, terrorism, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of Seller.

     Section 4.06. EXCLUSIVITY. Except for remedies set forth in the SPA with respect to misrepresentations and breach of warranties set forth in Sections 3.01(a), 3.02(b), 3.03, 4.01, 4.02(b) and 4.03 of the SPA, the provisions of
Sections 4.03 and 4.04 shall provide the exclusive remedy and only source of procedures with respect to any third party claim relating to the Services or this Agreement. Any claim for indemnity pursuant to this Agreement must be made within one year from the date of the expiration or other termination of this Agreement.

     Section 4.07. INTERPRETATIONS. With respect to any interpretation or understanding of any Law or Order applicable to the Core Business to the extent administered under this Agreement, Seller shall have the right to reasonably request specific guidance from the Company, on which Seller may fully rely with respect to the provision of the Services hereunder. The Company does not make any express or implied warranties or guarantees with respect to such guidance with respect to any third party; PROVIDED that Seller shall have no liability to the Company, and shall be entitled to indemnification to the extent provided herein, to the extent of such guidance. Seller shall be deemed to have fully complied with its obligations under this Agreement with respect to any matter to the extent it follows such guidance or for which it has asked for but not received such guidance. To the extent practicable under the circumstances, Seller shall endeavor to allow the Company a reasonable period of time to determine any such required guidance, including reasonable time to contact and obtain advice from outside counsel or applicable Government Entities. Seller shall in no event be deemed to have breached any representation, warranty or obligation under this Agreement with respect to compliance with Laws and/or Orders so long as Seller is acting in accordance with the established policies, procedures and interpretations thereof in effect as of the Closing Date or otherwise in accordance with Section 4.07.

     Section 4.08. SURVIVAL. This Article 4 shall survive the expiration or termination of this Agreement.

                                    ARTICLE 5
                              TERM AND TERMINATION

     Section 5.01. TERM. Seller shall provide the Services for a period not to exceed eighteen (18) months after the Closing, unless terminated earlier in accordance with the terms hereof (the "SERVICE TERM").

     Section 5.02. TERMINATION. (a) The Company may, without cause, upon forty-five (45) days' written notice, terminate the provision of any or all Services (or any portion thereof). If the Company elects to terminate the provision of less than all Services, Seller shall continue to be obligated to provide the remaining Services.

     (b) The Company may terminate any Service (or any portion thereof) in accordance with Section 2.04.

     (c) Seller may terminate this Agreement immediately, by delivery of written notice to the Company, upon the occurrence of any of the following events:

          (i) the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors, including without limitation any state insolvency or rehabilitation statutes (collectively, "BANKRUPTCY LAWS"):

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of a custodian of it or for all or for a substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;
          or

               (E) fails to contest any involuntary case or proceeding filed against it within the time period fixed by any applicable rules, and any extensions granted by the court where such involuntary case or proceeding is pending.

          (ii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for sixty (60) days and that:

               (A) is for relief against the Company in an involuntary case or proceeding;

               (B) appoints a custodian of the Company or a custodian for all or for a substantial part of the property of the Company; or

               (C) orders the liquidation of the Company.

     (d) This Agreement shall terminate upon termination of all Services to be provided hereunder.

     Section 5.03. EFFECT OF TERMINATION. Upon termination of any Service pursuant to Section 5.02 or Section 2.04, or upon termination of this Agreement in accordance with its terms, except as otherwise explicitly set forth in
Section 2.04(e), Seller shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement), the Company shall have no obligation to pay any fees relating to such Services and no party hereto shall have any obligation to make any other payments hereunder; PROVIDED that notwithstanding such termination, (a) the Company shall remain liable to Seller for fees and expenses owed and payable (whether or not invoiced) in respect of Services provided prior to the effective date of the termination and (b) the provisions of Articles 4, 5 and 6 shall survive any such termination. Notwithstanding the foregoing, in the event that the Company shall terminate a portion of the Services pursuant to Section 5.02(b), the Company shall remain liable to Seller for (i) the full Policy Service Costs unless such terminated Services are Variable Services, in which case the terms and conditions of Section 3.03 shall apply, and (ii) any fees and expenses in connection with the remaining portion of such Service.

                                    ARTICLE 6
                  CONFIDENTIAL INFORMATION; COMPLIANCE WITH LAW

     Section 6.01. DEFINITION OF CONFIDENTIAL INFORMATION. (a) For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean any and all (i) confidential information disclosed in connection with the performance of this Agreement, whether or not owned by the Disclosing Party, including information relating to planned or existing businesses or business initiatives, organizational restructuring plans, actual and projected sales, profits and other financial information, information relating to Goldman Sachs Asset Management L.P.'s investments, information relating to technology, such as Software, Systems and Systems architecture, including without limitation computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods, information that describes insurance and financial services products and strategies, including without limitation actuarial calculations, product designs, product administration and management, Tax interpretations, Tax positions and treatment of any item for Tax purposes, employee and personnel data and information, confidential information, software and material of third parties with which or whom the Company or Seller conducts business, the terms of this Agreement and its Schedules, and (ii) "CUSTOMER INFORMATION," shall mean all Nonpublic Personal Information (as defined in the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801 ET SEQ., and its implementing regulations, as may be amended from time to time ("GLB")) and all information provided by or at the direction of the Company about customers of the Company including name, address, telephone number, e-mail address, account or contract or policy information, and any list or grouping of customers.

     (b) Confidential Information which is not Customer Information shall exclude information which (i) is or becomes generally available to the public or is generally known by persons in the life insurance and annuities industry other than as a result of disclosure by the Receiving Party in violation of this Agreement, (ii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, PROVIDED that the Receiving Party is not aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Receiving Party to keep such information confidential, or (iii) is independently developed by the Receiving Party. For the purposes of this Agreement, the party disclosing Confidential Information shall be referred to as the "DISCLOSING PARTY" and the party receiving such disclosure shall be known as the "RECEIVING PARTY."

     Section 6.02. ACKNOWLEDGMENT AND PRECAUTIONS; GRAMM-LEACH-BLILEY COMPLIANCE. (a) The Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information and agrees not to reveal or disclose it for any purpose to any other person (excluding counsel and other advisors, agents or contractors who have a duty of confidentiality, and other persons who are bound by valid and reasonably protective confidentiality agreements (and as concerns Seller Subcontractors engaged after the Closing Date, valid confidentiality agreements containing provisions no less restrictive than those set forth in this Article 6) and have a need to receive such information for purposes of this Agreement or the provision of any Service), or to use or permit use of any Confidential Information for any purpose other than as contemplated herein or in connection with the provision of any Service, without the prior written consent of the Disclosing Party.

     (b) The Receiving Party agrees to maintain its information security program, which is reasonably designed to protect Customer Information in compliance with GLB.

     (c) Seller (i) shall maintain and hold in confidence all Nonpublic Personal Information (as defined in the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801 ET SEQ., and its implementing regulations, as may be amended from time to time) obtained by it from the Company or any customer under an Insurance Contract, or any past or future policyholder, annuityholder or certificate holder in the performance of its duties and obligations under this Agreement, and (ii) may not
(A) use such Nonpublic Personal Information or (B) disclose such Nonpublic Personal Information to any third party, in either case without the express prior written consent of the Company whose information may be used or disclosed, except as required under applicable Law or Orders and as necessary for the performance of Seller's duties under this Agreement.

     Section 6.03. DISCLOSURE OF CONFIDENTIAL INFORMATION. (a) Confidential Information may be disclosed by the Receiving Party if reasonably required to provide a Service or pursuant to any statute, regulation, order, subpoena or document discovery request, or as otherwise required by Law and/or any Order or requested by any Governmental Entities (including in the course of normal compliance activities); PROVIDED that prior written notice of such disclosure is furnished to the Disclosing Party (if permissible by Law and/or any Order) as soon as reasonably practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order prior to the time the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability).

     (b) Notwithstanding any provision to the contrary in this Article 6, either Seller or Buyer may provide copies of this Agreement and its Schedules or portions thereof, including the pricing terms herein, (i) to its consultants (or, in the case of Seller, any Seller Subcontractors) who are under a duty of confidentiality to it; (ii) to third parties who are under a duty of confidentiality to it in connection with potential loans and other financing arrangements or any joint ventures, mergers, acquisitions, divestitures or other change of control activities by it or its Affiliates; and (iii) to its strategic advisors, investors, potential investors and regulators.

     Section 6.04. NOTIFICATION UPON DISCOVERY OF DISCLOSURE. The Receiving Party shall notify the Disclosing Party promptly upon the Receiving Party's discovery of any prohibited use or prohibited disclosure of the Confidential Information, or any breach of this Article 6 by the Receiving Party or Persons permitted to receive Confidential Information under this Agreement, and shall cooperate with the Disclosing Party as reasonably requested and at the Disclosing Party's expense to help the Disclosing Party cure such breach or regain possession of the Confidential Information and prevent any further prohibited use or prohibited disclosure of the Confidential Information.

     Section 6.05. RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or earlier termination of the Service Term and upon the written request of the Disclosing Party, but except to the extent otherwise required by Law and/or any Order, each Receiving Party shall use commercially reasonable efforts to return to the Disclosing Party all Confidential Information of the Disclosing Party received under or pursuant to the performance of this Agreement (including all copies and summaries thereof, whether tangible or intangible and whether or not created or provided by the Disclosing Party) that is within the Receiving Party's possession, power or control, or destroy the same such that it is rendered reasonably irretrievable and no longer within the Receiving Party's possession, power or control. Upon written request and within thirty (30) days of such request, each Receiving Party shall confirm in writing to the Disclosing Party that it has complied with the provisions of this Section 6.05. Nothing in this Section 6.05 shall require the destruction of copies of any computer records or files containing Confidential Information which have been created pursuant to automatic archiving and back-up procedures which cannot reasonably be deleted.

     Section 6.06. COMPLIANCE WITH LAW AND/OR ORDER. The parties shall comply in all material respects with all applicable Law and/or Orders with respect to the Services and the performance of this Agreement. Should any Seller Subcontractor breach any obligation of confidentiality and not remedy any such breach within thirty (30) days from notice thereof, Seller shall, in its reasonable judgment, take action it shall deem appropriate (such as the permanent termination of the Seller Subcontractor, expulsion of the offending Seller Subcontractor's representative or agent, or other) to remedy such breach and/or impose adequate compensatory measures available under the agreement or otherwise at Law or in equity onto any Seller Subcontractor as soon as practicable. In the event that Seller or a Seller Subcontractor, as the case may be, has failed to comply with such obligations in all material respects Seller immediately shall advise the Company of such failure to comply and of the measures Seller is taking to remedy the same, and Seller shall continue reasonable efforts to remedy such failure to comply until remedied.

                                    ARTICLE 7
                 COMPUTER SYSTEMS ACCESS, SECURITY AND INTEGRITY

     Section 7.01. SYSTEMS ACCESS; MONITORING. (a) During the term of this Agreement, upon appropriate receipt of notices, in accordance with reasonable contact criteria established by Seller and communicated to Company, and during normal business hours, Seller shall provide reasonable access to Seller's premises and its personnel for purposes of systems access and shall use commercially reasonable efforts to cause Seller Subcontractors and their Representatives in respect of the Services provided hereunder to provide such access; PROVIDED that Seller shall not be liable or responsible for any failure or refusal by any Seller Subcontractors and their Representatives to provide such access in the event that Seller has used such commercially reasonable efforts to cause such access to be provided. Costs, if any, associated with such access shall be borne by the Company. In addition, Seller shall, subject to
Section 2.12(b) and this Section 7.01(a), provide the Company, at the Company's expenses, remote access to those of Seller's systems applicable to the Core Business, any such access to be in conformity with, and subject to, Seller's policies, requirements, procedures and guidelines, including without limitation those relating to electronic security, in place at the time of such remote access.

     (b) During the term of this Agreement and during normal business hours, subject to appropriate security, log-in and other reasonable procedures, and at all times subject to Article 6 hereof, Seller shall provide reasonable access to Seller's systems used to provide Services hereunder from no more than twenty-five (25) existing workstations (PCs), located on Seller's premises, to the Company and its Representatives.

     Section 7.02. MAINTENANCE OF SECURITY REGULATIONS. Seller agrees that from and after the Closing, Seller shall continue its current security regulations (including with respect to firewalls, caller screening and restriction of access to premises) in place as of May 1, 2005 which have been previously provided to Buyer. In the event that Buyer shall desire Seller to amend such regulations to reflect changes that Buyer may reasonably request, any such proposed amendment(s) shall be subject to the reasonable mutual agreement of the Buyer and Seller, it being agreed that Seller shall implement the items on Schedule 7.02, subject to Sections 2.0 1(d) and 2.02. To the extent the Services provided hereunder are changed or Other Services are added in accordance with the terms of this Agreement from and after the Closing Date, the applicable security regulations may be amended, as necessary, to allow for such changes to the Services or such Other Services, in each case as provided in Sections 2.01(d) and 2.02. All such security regulations shall comply with applicable Law and/or Orders.

     Section 7.03. VIRUS PROTECTION. (a) For purposes hereof, "VIRUS" means any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus," "malicious logic," software routines, devices, computer codes, programs or hardware components or other undisclosed feature or file which (i) is designed to permit unauthorized access to software, hardware or data or other Systems elements (ii) intentionally may disrupt, disable, harm, erase or otherwise impede in any manner the operation of the foregoing features or files, any portion thereof or any other software, firmware, hardware, network or other Systems element.

     (b) Seller agrees to implement and maintain the regular use of Virus protection software programs which meet the Seller's standards that it uses for itself, in place as of May 1, 2005, to prevent Viruses from being coded or introduced into the Software and Systems used in connection with the Transition Services, including any of Seller's or the Company's owned Systems, which have been previously provided to Buyer.

     (c) Seller shall promptly implement Virus protection updates issued by applicable third party vendors and publishers relating to the Virus protection software programs utilized by Seller prior to closing. In the event that the Company shall desire Seller to amend such protections to reflect changes that the Company may reasonably request, any such proposed amendment(s) shall be subject to the mutual agreement of the Buyer and Seller, it being agreed Seller shall implement the items on Schedule 7.03, subject to Sections 2.01(d) and
2.02. Seller shall promptly notify the Company if Seller detects a Virus in its own or the Company's Software or Systems, and the Company shall promptly notify Seller if the Company detects a Virus in its own or the Seller's Software or Systems. If a Virus is found to have been introduced into the Software or

Systems used in connection with the Transition Services, including any of Seller's or the Company's proprietary Systems, or third party software, the parties shall reasonably cooperate to eradicate and reduce the effects of such Virus and, if the Virus causes a loss of operational efficiency or loss of data, reasonably cooperate to mitigate any losses of operational efficiency or data caused by the Virus.

     Section 7.04. DISASTER RECOVERY. (a) At no cost to the Company (other than as part of the previously agreed upon Service Costs paid to Seller), Seller shall maintain business resumption and disaster recovery plans, policies and procedures in accordance with Seller's standards in place as of May 1, 2005 (with changes made in the ordinary course of business or applicable to AFC and all of its businesses), which have been previously provided to Buyer (the "DISASTER RECOVERY PLANS"). In the event that the Company shall desire Seller to amend such Disaster Recovery Plans to reflect changes that the Company may reasonably request, any such proposed amendment(s) shall be subject to the mutual agreement of the Company and Seller, including agreement with respect to terms, costs and conditions, it being agreed that Seller shall implement the items on Schedule 7.04, subject to Sections 2.01(d) and 2.02. To the extent the Services provided hereunder are changed or Other Services are added in accordance with the terms of this Agreement from and after the Closing Date, the Disaster Recovery Plans may be amended, as necessary, to allow for such changes to the Services or such Other Services, as provided in Sections 2.01(d) and 2.02.

     (b) Seller shall update and test the operability of the Disaster Recovery Plans for the Company, with the same frequency and testing mechanisms as it currently uses for itself Seller shall make available to the Company any Disaster Recovery Plans in effect for the Company during the Service Term, and the results of any tests thereof performed during the Service Term with respect to the Services.

     (c) In the event of a business interruption which constitutes a "Disaster" under the Seller's Disaster Recovery Plans, Seller shall promptly implement the Disaster Recovery Plans.

     Section 7.05. INTELLECTUAL PROPERTY. Seller shall not, in providing the Services, violate the Intellectual Property rights of any third party.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.01. NO AGENCY. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture among the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind or to contract in the name of the other in any way or for any purpose.

     Section 8.02. SUBCONTRACTORS AND PERSONNEL. (a) Subject to the terms of this Section 8.02, Seller has and may hire or engage, at no additional cost to Buyer or the Company except as otherwise agreed to by the Company set forth herein or in the SPA, one or more subcontractors and other vendors (such subcontractors and vendors, collectively the "SELLER SUBCONTRACTORS"), to perform all or any of its obligations to provide Services under this Agreement; PROVIDED that, subject to Section 4.01, Seller shall in all cases remain responsible for all obligations to provide Services undertaken by it in this Agreement with respect to the scope, quality, timeliness and nature of the Services provided to the Company in accordance with the standards set forth in
Section 2.03.

     (b) All Seller personnel and Seller Subcontractors providing Services on behalf of Seller to the Company in accordance with this Agreement shall remain and shall be deemed to be for all purposes, including all compensation and employees benefits purposes, representatives, employees or agents of Seller or independent contractors thereof, and not of the Company. Except as otherwise provided herein or in the SPA with respect to payment of Service Costs, retention costs and other costs or expenses, Seller shall pay all related costs, including salary, bonus, employer's share of all applicable withholding Taxes, other out of pocket expenses normally incidental to the Transition Services and benefits received by such employees and representatives. Except as otherwise provided herein or specifically and previously agreed in writing by the Company, neither Seller, any of the Seller Subcontractors nor their personnel shall have the power or authority to act as agent or attorney-in-fact of the Company or bind the Company in any way.

     (c) Seller shall follow policies and procedures with respect to security and background checks in accordance with its current standards as previously shared with Buyer and as permitted by Law and Orders in connection with any actual or prospective Seller employee or Seller Subcontractor staffed or contemplated to be staffed with respect to the Transition Services, the Other Services or the performance of this Agreement.

     (d) Upon the Company's request and at the Company's expense, Seller shall enforce on behalf of the Company all rights, remedies, and recourse under contract, at Law or equity available against a Seller Subcontractor that benefit or may benefit the Company (each, a "SELLER SUBCONTRACTOR CLAIM") for such Seller Subcontractor's errors, omissions or breach of provisions relating to the provision of any Service, which errors, omissions or breach have not been cured within thirty (30) days of (i) the Company having provided Seller written notice specifying such errors, omissions or breach; or (ii) Seller's discovery of such errors, omissions or breach, in which case Seller promptly shall notify the Company in writing of such errors, omissions or breach. Seller shall resolve such Seller Subcontractor Claims to the satisfaction of the Company and not without the prior written consent of the Company, which consent the Company shall not unreasonably withhold. Notwithstanding the foregoing, Seller may, at Seller's expense, enforce any such Seller Subcontractor Claim on its own behalf.

     Section 8.03. COOPERATION; LIAISONS; DISPUTE ESCALATION; COORDINATION WITH THIRD-PARTY SERVICE PROVIDER. (a) The Company shall reasonably cooperate with Seller in taking such actions, making such filings, seeking such consents, approvals and waivers and executing such agreements, including non-disclosure agreements, as are reasonably necessary to enable Seller to provide, or cause to be provided, the Services hereunder.

     (b) Seller and the Company each shall designate a liaison to act as the primary contact person for the provision of all Services (each, a "LIAISON"). The parties have designated their initial Liaisons and provided contact information therefor on Schedule 8.03.

     Section 8.04. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall given,

     if to Buyer or the Company, to:

          Allmerica Financial Life Insurance and Annuity Company
          440 Lincoln Street
          Worcester, MA 01653
          Attention: President
          Fax: [-]

          with a copy of notices in respect of this Agreement to:

          The Goldman Sachs Group, Inc.
          85 Broad Street
          New York, NY 10004
          Attention: Samuel Ramos
          Fax: (212) 902-4140

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, NY 10004
          Attention: Stephen M. Kotran
          Fax: (212) 558-3588
     if to Seller or FAFLIC, to:

          The Hanover Insurance Group, Inc.
          440 Lincoln Street
          Worcester, MA 01653
          Attention: Chief Financial Officer
          Fax: (508) 855-4640

          and:

          First Allmerica Financial Life Insurance Company
          440 Lincoln Street
          Worcester, MA 01653
          Attention: General Counsel
          Fax: (508) 926-1926

          in each case, with a copy of notices in respect of this Agreement to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY 10017
          Attention: Leonard Kreynin
          Fax: (212) 450-3800

or such other address or facsimile number as such party may hereafter specify for the purpose by advance notice to the other parties hereto. All such notices, requests and other communications shall be effective only upon (i) mailing of such notice, request or other communication and the actual receipt thereof by the relevant party, or (ii) a facsimile transmission of such notice, request or other communication and the acknowledgment by the relevant party of receipt thereof.

     Section 8.05. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company, Buyer, Seller and FAFLIC, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or equity.

     Section 8.06. EXPENSES. Except as otherwise specifically provided herein, all costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement shall be paid by the party incurring such expense.

     Section 8.07. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to Section 8.02, none of the parties may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other and any attempted assignment without the required consent shall be void; PROVIDED that no such consent from Seller shall be required for Buyer or the Company to assign part or all of its rights under this Agreement to one or more of its wholly-owned subsidiaries, but no such assignment shall relieve Buyer or the Company of any of its obligations hereunder.

     Section 8.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rule thereof.

     Section 8.09. COUNTERPARTS; EFFECTIVENESS; THIRD-PARTY BENEFICIARIES. This Agreement maybe signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

     Section 8.10. ENTIRE AGREEMENT. This Agreement, the SPA and the other Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     Section 8.11. JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to compel arbitration in connection with this Agreement or the transactions contemplated hereby shall be brought exclusively in any court of the State of Delaware or any federal court located in such state, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding. Each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court and further waives any objection that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.04 shall be deemed effective service of process on such party.

     Section 8.12. DISPUTE RESOLUTION. (a) Any dispute that arises out of or is related to this Agreement or any transaction governed by this Agreement, shall be submitted to senior executives of the parties, vested with authority to settle the dispute, who will meet and attempt in good faith to resolve the dispute. The meeting will be held reasonably promptly at the request of the affected party in the offices of the party requesting the meeting, or if agreed, at another designated location.

     (b) In the event of a good faith dispute between the Company and Seller regarding this Agreement pursuant to which the Company in good faith believes it is entitled to withhold payment, the Company shall promptly notify Seller of such dispute, and shall, upon request by Seller and on the date on which any Services Fees are required to be made during the pendency of such dispute, deposit the amount solely associated with the services, fees or costs to which the dispute relates in an interest-bearing escrow account in the bank or depository specified by Seller, furnish evidence of such deposit to Seller and pay any undisputed amounts due for payment.

     (c) Any party may submit such dispute to the arbitration provisions set forth herein within thirty (30) days of the deposit of the funds into the escrow account. For as long as the Company makes such escrow deposits during the pendency of such dispute, Seller shall continue to provide the Services to the Company. Upon resolution of the dispute, the funds in the escrow account shall be paid to the party or parties entitled to such funds, or such portion thereof as shall be applicable, in the amount(s) set forth in the resolution of the dispute pursuant to this Section 8.12, plus any interest earned on such money; PROVIDED that excess funds in the escrow account, if any, will be remitted to the Company.

     (d) Any dispute arising out of or relating to this Agreement, including its formation and validity, which is not resolved in accordance with Section 8.12(a) hereof, shall be referred to arbitration. Arbitration shall be initiated by the delivery of a written demand for arbitration by one party to the other. The arbitration shall be held in New York, New York or such other place as the parties may mutually agree. Arbitration shall be conducted before a three-person arbitration panel appointed as follows: each party shall appoint one arbitrator qualified to conduct the arbitration as set forth herein, and the two arbitrators so appointed shall then appoint a neutral umpire before proceeding. If either party fails to appoint an arbitrator within thirty (30) days after it receives a written request by the other party to do so, the requesting party may appoint both arbitrators. Should the two arbitrators fail to choose an umpire within thirty (30) days of the appointment of the second arbitrator, the parties shall appoint the umpire pursuant to the ARIAS U.S. Umpire Selection Procedure. The arbitrators and umpire shall be either present or former executive officers of life or life and annuity insurance or life or life and annuity reinsurance companies other than Seller, Buyer or any of their respective Affiliates. The arbitrators and umpire shall not be under the control of either party, and shall have no financial interest in the outcome of the arbitration.

     (e) The arbitrators and umpire shall interpret this Agreement as an honorable engagement and shall not be obligated to follow the strict rules of law or evidence. In making their award, the arbitrators and umpire shall apply the custom and practice of the insurance and reinsurance industry, with a view to effecting the intent of the parties as set forth in the terms of this Agreement and the general purpose of this Agreement. The decision of a majority of the arbitration panel shall be Final and Binding, except to the extent otherwise provided in the Federal Arbitration Act. For purposes of this Agreement, "FINAL AND BINDING" shall mean that the aforesaid determinations shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction. The arbitration panel shall render its award in writing, setting forth the facts underlying, and the reasons for determining, such award. Judgment upon the award maybe entered in any court having jurisdiction, pursuant to the Federal Arbitration Act. The non-prevailing party shall reimburse the prevailing party for (i) the fees and expenses of the arbitrators, (ii) the fees and expenses of the umpire, and (iii) the other reasonable expenses of the arbitration, unless (with respect to the foregoing clauses (i) to (iii)) the arbitration panel determines that the non-prevailing party had reasonable good faith grounds for asserting its position in such arbitration proceeding, in which case the fees shall be allocated as determined by the arbitrators. In the event that either party to this Agreement refuses to submit to arbitration as required by this Section 8.12, the other party may request the court specified in Section 8.11 to compel arbitration in accordance with the Federal Arbitration Act.

     (f) At the request of either party, any arbitration under this Section 8.12 may be combined with pending arbitration, if any, between Seller and the Company or their respective assigns under the Core Administrative Services Agreement or the Core Coinsurance Agreement so that resolution of disputes under this Agreement and the Core Administrative Services Agreement or the Core Coinsurance Agreement may be resolved in a single arbitration proceeding.

     (g) Notwithstanding the preceding provisions of this Section 8.12, any Party may enforce the confidentiality terms of this Agreement by commencing an action for injunctive or other equitable relief, damages or any other applicable judicial remedy.

     Section 8.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 8.14. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 8.15. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 8.16. SPECIFIC PERFORMANCE. The parties agree that each of them may be irreparably damaged by the other party's or its authorized representatives' breach of Sections 6.02 and 6.05 of this Agreement and that there may be no adequate remedy at law and, in the event of such breach, the other party shall be entitled to seek injunctive relief and/or a decree for specific performance to enforce the provisions of this Agreement without the need to post any bond; PROVIDED, that specific performance shall be permitted only with respect to breaches or potential breaches of Sections 6.02 and 6.05 of this Agreement.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                         THE HANOVER INSURANCE
                                           GROUP, INC.


                                         By: /s/ Edward J. Parry, III
                                             -----------------------------------
                                             Name:  Edward J. Parry, III
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                         FIRST ALLMERICA FINANCIAL
                                           LIFE INSURANCE COMPANY


                                         By: /s/ Edward J. Parry, III
                                             -----------------------------------
                                             Name:  Edward J. Parry, III
                                             Title: Chief Financial Officer

                                         ALLMERICA FINANCIAL LIFE
                                           INSURANCE AND ANNUITY
                                           COMPANY


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         THE GOLDMAN SACHS GROUP,
                                           INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                          THE HANOVER INSURANCE
                                            GROUP, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          FIRST ALLMERICA FINANCIAL
                                            LIFE INSURANCE COMPANY


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          ALLMERICA FINANCIAL LIFE
                                            INSURANCE AND ANNUITY
                                            COMPANY


                                          By: /s/ Nicholas von Moltke
                                              ----------------------------------
                                              Name: Nicholas von Moltke
                                              Title: Chief Operating Officer

                                          THE GOLDMAN SACHS GROUP,
                                            INC.

                                          By: /s/ Allan Levine
                                              ----------------------------------
                                              Name: Allan Levine
                                              Title: Attorney-in-Fact

                   SCHEDULES TO TRANSITION SERVICES AGREEMENT

                                TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SCHEDULE 2.01(a)                                                  1

SCHEDULE 2.03                                                    19

SCHEDULE 2.04(d)                                                 22

SCHEDULE 2.05                                                    23

SCHEDULE 2.12                                                    24

SCHEDULE 3.O1(iv)                                                25

SCHEDULE 3.03                                                    26

SCHEDULE 7.02                                                    27

SCHEDULE 7.03                                                    28

SCHEDULE 7.04                                                    29

SCHEDULE 8.03                                                    30

                                                                SCHEDULE 2.01(a)

                                    SERVICES

The following services constitute the "Transition Services" to be provided under this Agreement, subject to revision from time to time as provided for by this Agreement. In connection with such Services, the principal underwriter for the Core Business shall, during the Service Term, be VeraVest Investments, Inc., unless otherwise mutually agreed in writing by the parties hereto.

Services marked with an asterisk (*) shall be considered Essential Services under Section 2.04.

                             ADMINISTRATIVE SERVICES

PREMIUM COLLECTION.

* (a) Seller shall bill and collect premiums due, return any unearned premiums or other premiums to be refunded, and reconcile amounts paid with returned billing statements or other remittance media.

(b) Seller shall update the contract owner master records and all other records to reflect payments received.

CLAIMS ADMINISTRATION. Seller shall administer claims on the Core Business as appropriate, including as follows:

     (a) Review and pay all annuity claims for benefits up to $1,000,000 and life claims for benefits up to $500,000 which Seller's review determines to be qualified for payment in accordance with applicable Insurance Contract provisions. Any such payments shall be made within the time periods and in the manner prescribed by applicable Law and/or Orders and the applicable Insurance Contract provisions. Seller's review shall be in conformity with the existing claims handling guidelines in effect immediately prior to the signing date of the SPA unless such guidelines are changed in accordance with Section 2.02 of this Agreement.

     (b) Claims for benefits greater than $1,000,000 or $500,000, as applicable, which Seller's review determines to be qualified for payment in accordance with applicable Insurance Contract provisions will be forwarded to the Company for review and approval, and, if approved, will be paid.

     (c) Review and compromise or deny, as is appropriate based on the existing guidelines in effect immediately prior to the signing date of the SPA, all claims for benefits which Seller's review determines to be qualified for such denial or compromise, in reliance on applicable Insurance Contract provisions. All such denials or compromises will be forwarded to the Company for review and confirmation, and, if confirmed, will be not be paid or paid to the extent approved by the Company. In the event of non-payment of claims on account of incomplete or insufficient data, Seller shall acknowledge such fact to the claimant within the number of days provided by applicable Law and/or Orders and the provisions of the applicable Insurance Contract provisions.

     (d) Communicate with claimants with respect to the submission, approval and payment, compromise or denial of claims made under the Insurance Contracts;

     (e) Maintain such files and records as are necessary to enable the Company, at any time, to reasonably determine the claim experience on the Insurance Contracts;

     (f) Perform such other claim services as may be reasonably required in connection with the support and administration of the Insurance Contracts;

          (g) Respond to reasonable requests for partial claims, including, without limitation, with respect to waiver of premium riders, nursing home provisions, and waiver of monthly deduction.

CUSTOMER SERVICES. Seller shall provide policyholder services, including as follows:

     *(a) Respond to customer inquiries with respect to the Core Business
          (whether by telephone, electronic transmission, facsimile, mail or otherwise) from agents, insureds, policyholders, beneficiaries and annuitants or their authorized agents or representatives in accordance with guidelines in effect immediately prior to the signing date of the SPA and applicable Law and/or Orders.

     (b) Supply claimants, policyholders, annuitants and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information.

     *(c) Determine amounts of, and administer payouts of, death benefit and annuity payments (including the Taxable portion of such payments) and processing such payments for transmittal to claimants, policyholders, annuitants and insureds, in conformity with contract provisions and the applicable provisions of the Code.

     *(d) Issue all statements and confirmations to policyholders, including but not limited to statements of account, prospectuses and documentation for all financial transactions (e.g., funds allocation and reallocation) and confirmations required under Rule lOb-10 of the Securities and Exchange Act of 1934, in accordance with practices in effect immediately prior to the signing date of the SPA and applicable Law and/or Orders.

     (e) Process and record policy changes pursuant to the Insurance Contracts (such changes including but not limited to (i) changes of ownership, beneficiary, amount of insurance, options under the Insurance Contracts and (ii) changes in name, changes in address and changes in other data related to the policyholders and insureds under the Insurance Contracts), reissuances, all financial transactions (E.G. transfer requests from one subaccount to another), Insurance Contract loans, surrenders and reinstatements as required by applicable Law and/or Orders and in accordance with the practices in effect immediately prior to the signing date of the SPA.

     *(f) Determine (on a daily basis) the net asset value and compute the accumulation unit value of each subaccount of the Separate Accounts that are funding options for the Insurance Contracts in accordance with the applicable Insurance Contract provisions, as well as with the applicable prospectus and statement of additional information disclosures and applicable Law and/or Orders, on any day when such calculation is required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and transmit orders for the purchase or redemption of shares to the subject fund manager or their authorized agents and pay and receive funds in connection with such purchases or redemptions as required by the terms of the applicable Insurance Contract.

     (g) Provide all incoming and outgoing mail processing and distributions services; provide receipt of and process mail from all sources (e.g. P.O. box, fax, mail center); provide sorting, scanning and indexing of incoming mail and document file retention; and deposit checks and provide daily reconciliation, in each case in accordance with the practices in effect immediately prior to the signing date of the SPA.

     (h) Prepare, mail and retain copies of all Tax reporting related to the Core Business required by Applicable Law, including, without limitation, l099-R, 1099-INT, 1O99MISC, W-2P, W-2 and 5498 for policyholders and beneficiaries as required, and distribute the same to policyholders and beneficiaries and appropriate authorities;

     (i) Respond to reasonable requests for calculations applicable to annuity payments as may be necessary for Tax calculations;

     (j) Maintain the Company's Ready Access Program in conformity with the practices in effect immediately prior to the signing date of the SPA.

     (k) Undertake conservation and preservation of preferred clients through the Preferred Client Group, including the provision of advice for selected preferred clients, as is currently provided under the conservation and preservation program, unless otherwise directed by the Company and, if so directed by the Company, subject to, without limitation, the Sections 2.01(d) and 2.02 of this Agreement.

     (l) Generate and provide illustrations to clients and agents in accordance with the practices in effect immediately prior to the signing date of the SPA.

     (m) Provide interactive voice response services to the extent and in the manner provided immediately prior to the signing date of the SPA;

     (n)  Handle any replacement and exchange requests;

     (o) Calculate (on a daily basis) the mortality and expense charges, administrative charges, and (on a monthly basis) cost of insurance in accordance with the provisions of the Insurance Contracts, as well as with the prospectus and statement of additional information disclosure;

     (p) Prepare contract data pages and other inserts or additions to the Insurance Contracts and mail such items to policyholders or agents, as appropriate;

     (q) Maintain a toll-free telephone number for inquiries by agents, policyholders and claimants or their authorized agents or representatives, with properly licensed staffing sufficient to handle inquiries on a prompt basis; and

     (r) Process any required or permitted changes in non-guaranteed elements (e.g. costs of insurance for life policies and crediting rates on certain general account fund options) and satisfy all related notice or approval requirements in connection with such required or permitted changes.

     (s) Respond to reasonable requests from plan administrators or trustees for policy information affecting the plan or participants for qualified plans.

AGENT COMPENSATION. Seller shall, on behalf of the Company, calculate and pay the compensation due from the Company to the agents, brokers and broker/dealers of record for the Insurance Contracts as determined pursuant to any written agreements under which any such payments become due after the Closing Date, and administer and pay any compensation due under the "Trail Program" in accordance with its terms and as set forth on Schedule 7.07 to the SPA. In connection therewith, Seller shall also give effect to any debit balances and/or overpayments that are recoverable or deductible from current or future commission payments. Seller shall assure compliance with all reasonable commission accounting standards.

BROKER/DEALER TRANSFER AND LICENSING. Seller shall, on behalf of the Company, provide the following support for third party annuity and life broker/dealers and broker changes, in each case relating to the Core Business, including with respect to:

     (a)  Broker transfers

     (b)  Business transfers

     (c)  Broker setup

     (d)  Broker/dealer setup

     (e)  Confirmation of licensing for broker/dealers

OPERATIONS REPORTING. Seller shall provide the Company with access to the following reports, to the extent such reports are so produced immediately prior to the signing date of the SPA and upon such frequency as said reports are produced immediately prior to the signing date of the SPA and hardcopy reports as requested by the Company, to the extent consistent with current operations:

     (a) Cash receipts and disbursements and related reconciliations activities.

     (b) Summary of suspense accounts (e.g., claims, premium, abandoned property and fund trading activities).

     (c)  Claims related activities.

     (d)  Reconciliation of daily fund trading.

     (e)  All other transaction related activity.

*(1)INSURANCE COMPLIANCE SERVICES. Seller shall provide support and assistance for the following compliance services, it being understood that (a) the management and decision-making for these services will be provided by the Company, and (b) prior to filing, submitting, or otherwise corresponding with any Governmental Entity, approval for such filing, submission, or correspondence will be required from the Company:

     (a) Preparation and submission of reports and other filings and correspondence required by any Governmental Entity, with the foregoing to be accomplished within such time periods as are necessary to comply with applicable Laws and/or Orders.

     (b) Handling communications primarily expressing a grievance or complaint (it being understood that the initial communication stating such a grievance or complaint must be in writing and that any subsequent communications with respect thereto may be oral) with respect to the Core Business, as follows (subject in each case to the rights of Seller and Buyer under the SPA and the procedures set forth therein):

          (i) Seller shall advise the Company of any customer complaint threatening the commencement of legal action or regulatory action or of any inquiry or complaint received from or forwarded by a Governmental Entity, better business bureau or an attorney representing any customer, and shall, if requested by the Company, provide the Company with copies of all pertinent files and correspondence relating thereto.

          (ii) Seller shall be responsible for the investigation and preparation of responses (in accordance with past practice) to customer and other third party complaints and regulatory

----------
     (1) An Insurance Compliance Service will be an Essential Service only if and to the extent that action is required by Applicable Law or the terms of any communications or other requirements, in each case imposed by a Governmental Entity, within ten (10) Business Days.

                inquiries or complaints and shall provide a report of such to the Company on a monthly basis, in the manner provided immediately prior to the signing date of the SPA, PROVIDED that no response (other than acknowledging receipt of the complaint) to such a complaint threatening the commencement of legal action or regulatory action or an inquiry or complaint received from or forwarded by a Governmental Entity, better business bureau or any attorney representing any customer shall be sent to said customer, Government Entity, better business bureau or attorney if the Company promptly notifies Seller that the Company intends to respond to such complaint.

          (iii) Subject to the foregoing, customer complaints shall be handled in accordance with past practice and applicable Law and/or Orders. Seller shall use commercially reasonable efforts to resolve or acknowledge such customer complaints, and a record of all customer complaints shall be maintained in a log showing the date received, the nature of the complaint, the action taken (if any) and the date of the response in accordance with past practice.

     (c) Handling all other written and oral communications with respect to compliance-related matters in connection with the Core Business, investigating and preparing a response for the review of the Company.

     (d) Drafting and filing registration statements and other SEC related documents, where required, and distributing all required prospectuses, post-effective amendments or supplements to the registration statements of the Separate Accounts or of any underlying funds as well as annual and semi-annual reports and any other related filings or submissions.

     (e) E-mail surveillance of registered representatives and other Seller employees that provide Services under the Agreement, and appropriate disciplinary and corrective action, each in accordance with and to the extent and in the manner of practices immediately prior to the signing date of the SPA.

     (f) Review of all marketing and sales materials related to the Core Business for compliance with applicable Law and/or Orders and preparation and filings of all marketing materials with the National Association of Securities Dealers and state insurance departments, as required by applicable Law and/or Orders, subject to, without limitation, Sections 2.01(d) and 2.02 of this Agreement.

     (g) Maintenance of updated policies and procedures with respect to agent, broker, broker dealer, call center, and insurance company activities.

     (h) Monitoring of telephone calls to customer service center and taking appropriate disciplinary and corrective action, each in accordance with practices immediately prior to the signing date of the SPA.

     (i) Coordination with and assistance to the Company for regulatory inquiries and audit requests, in accordance with the terms of this Agreement.

     (j) Reasonable cooperation with Company efforts to facilitate fraud detection and investigation that may relate to the Insurance Contracts;

     (k) Subject to any restrictions set forth in this Agreement, the development and filing of policy forms, riders, endorsements, and disclosure statements as may be required from time to time by Applicable Law;

     (l)  Filing of rate changes, as required;

     (m) Provision of regulatory supervision and compliance with respect to Seller's employees, to the extent Seller is legally permitted, as to all servicing functions contemplated by this Agreement;

     (n) Coordination of mailings in respect of Insurance Contracts required by Applicable Law or contract forms, including, among other things, the periodic mailing of privacy notices;

     (o) Monitoring of statutes and regulations of the insurance departments in the various states in which the policyholders or the Insurance Contracts are located to ensure compliance therewith and to ensure that any actions or communications required by such regulations or statutes are properly made;

     (p) Monitoring of the federal securities statutes and the rules, regulations, orders, and interpretations thereunder and the securities statutes and rules, regulations, orders, and interpretations thereunder of the various states in which policyholders are located to ensure compliance therewith and to ensure that any actions or communications required thereby are properly made; and

     (q) Compliance with OFAC and money "laundering" restrictions, including, without limitation, those adopted under the U.S. Patriot Act;

QUALIFIED PLANS. Seller shall track and implement changes in respect of qualified plans in accordance with current practices.

PROXY PROCESSING.

     (a) Seller shall receive record date information and proxy solicitation materials and other applicable information from underlying investment vehicle(s).

     (b)  Seller shall prepare proxy ballots.

     (c)  Seller shall mail solicitation and resolicitations, if necessary.

     (d) Seller shall maintain all proxy registers and other required proxy material.

     (e) Seller shall vote as per instructed by applicable policyholder in accordance with applicable Insurance Contract provisions and related prospectus and other disclosure materials.

ACTUARIAL SERVICES. Seller shall not be required to provide any actuarial services to the Company.

QUALITY AUDITING. Seller shall perform audits of the operations in accordance with practices in effect immediately prior to the signing date of the SPA.

TAX QUALIFICATION. Seller shall monitor all Insurance Contracts to identify any factors that might result in a Contract Failure, utilizing the methodologies applied by the Seller immediately prior to the signing date of the SPA unless otherwise modified by agreement of the parties. Seller shall provide notices to Contract holders with respect to potential Contract Failures in accordance with the applicable policies and procedures as agreed upon by the parties. Seller shall notify the Company of any changes to Seller's systems and procedures used to monitor and notify Contract holders and shall provide the Company with an opportunity to review such changes. For purposes of this schedule, "CONTRACT FAILURE" shall mean (i) any life insurance contract or annuity contract failing to qualify as a life insurance contract or annuity contract as applicable under the U.S. federal Tax laws including, without limitation, under Sections 101(f), 817(h), 7702 and 72 of the Code and their underlying regulations, or (ii) any life insurance contract issued, reinsured, administered or serviced by the Company qualifying as a modified endowment contract within the meaning of Section 7702A of the Code, in each case other than as a result of the failure of the life insurance contract or annuity contract to comply with applicable U.S. federal Tax laws either at the issuance of, or as of the date of any amendments to, the life insurance contract or annuity contract.

THIRD PARTY ADMINISTRATION. Seller shall provide administration services pursuant to FAFLIC's and the Company's third party administration agreements with third party life insurers, in a manner consistent with practices in effect immediately prior to the signing date of the SPA.

REINSURANCE ADMINISTRATION. Seller shall provide reinsurance administration services in a manner consistent with practices in effect immediately prior to the signing date of the SPA.

WEB SITE. Seller shall maintain a web site that gives policyholders of Insurance Contracts and their respective authorized agents view access to applicable policy data including, as applicable, daily account values, unit values and transaction confirmations to the extent and in such manner as provided by Seller immediately prior to the date of the SPA. Such web site shall be maintained in accordance with Seller's standards for customer information access and on-line customer transactions, with such standards including commercially reasonable firewalls and other reasonable protections assuring: (a) the security of the web site and of individual policyholder information and transactions, and (b) the privacy of, and limited access to, the policyholder's account and account related information (or other personal or personally identifying information). Information obtained or derived from the operation of the web site relating to the Insurance Contracts shall not be used for any purpose other than performance of the Services under this Agreement or the Core Coinsurance Agreement. Further, the operation and maintenance of the web site shall be conducted in accordance with Applicable Law and the requirements and applicable standards set forth in this Agreement.

                            ACCOUNTING AND REPORTING

Seller shall provide the Company with the following life accounting financial reporting and related services on both a GAAP and statutory basis, it being understood that prior to filing, submitting, or otherwise corresponding with any Governmental Entity, tax collecting agency, rating agency, or auditor, approval for such filing, submission, or correspondence will be sought from, and granted by, the Company:

MONTHLY REPORTING

     (a)  Daily and monthly transactions recorded to PeopleSoft general ledger:

          (i) Insurance Contract administrative systems fed directly to the general ledger via automated interface,

          (ii) Treasury and investment transactions fed directly to the general ledger via automated interface,

          (iii) Reserve, actuarial and reinsurance data manually entered from source documentation provided by actuarial and reinsurance operations areas, the Company and outside reinsurers,

          (iv) Tax provisions and payments calculated and recorded by tax department,

          (v) Appropriate reclassifications made to general ledger via standard allocation process,

          (vi) Other manual journal entries to be processed in the normal course of business, and

          (vii) All other Company provided journal entries, including purchase GAAP accounting.

     (b) Detailed trial balances by account and book-type, book-type being defined as cash, accrual, statutory, GAAP, and tax ledgers.

     (c) Cash settlement with FAFLIC for co-insurance on and after the date of the Core Coinsurance Closing.

     (d) Access to all journal entries and system feeds processed in PeopleSoft and respective sub-ledgers.

     (e) Summary and detailed trial balances to be made available in an agreed upon electronic format as well as hard copy.

     (f) Preparation of any requirements stipulated by existing reinsurance agreements (coinsurance, reinsurance).

     (g) Reports relating to Core Business reinsurance if and the extent such reports are produced immediately prior to the signing date of the SPA.

QUARTERLY REPORTING. All monthly items plus the following:

     (a) Quarterly transactions recorded to PeopleSoft general ledger including:

          (i)    Asset valuation reserve,

          (ii)   Co-insurance/reinsurance with quarterly information,

          (iii)  Balance sheet reporting reclassifications.

     (b) Quarterly co-insurance information on both a GAAP and statutory basis, as applicable, to FAFLIC on and after the date of the Coinsurance Closing, including, but not limited to:

          (i)    Account values,

          (ii)   Benefits,

          (iii)  Separate Accounts activity and balances,

          (iv)   Death claims pending,

          (v)    Total Contract Loans outstanding,

          (vi)   Interest due and accrued on Contract Loans,

          (vii)  Claims by state,

     (c)  Cash information by state, which includes, but is not limited to:

          (i)    First year premium,

          (ii)   Renewal premium,

          (iii)  Premium waived,

          (iv)   Death claims and other benefits,

          (v)    Reserves released on death,

          (vi)   Interest on claims,

          (vii)  Surrenders,

          (viii) Contract Loan interest,

          (ix)   Change in Contract Loans.

     (d) Production of "statutory quarterly financial blanks", including all required pages, schedules, and exhibits, to be filed with the Massachusetts Department of Insurance and any other appropriate Governmental Entity for which such filings are required.

     (e) Balance sheet account reconciliations for all the Company asset, liability and separate accounts.

     (f)  Calculation and recording of interest maintenance reserve.

     (g) Access to and assistance with support schedules and reconciliations relating to quarterly statutory filings with the NAIC and the Massachusetts Department of Insurance and any other appropriate authority for which such filings are required.

     (h) Assistance in preparation of footnote disclosures for Buyer Form 10-Q filings.

ANNUAL REPORTING. All quarterly and monthly items plus the following:

     (a) Production of "blue book" statutory annual statement for the Company and the "green book" Separate Accounts of the Company, to be filed with the Massachusetts Department of Insurance and all interested states and regulatory bodies and printed by an external printer/binder for issuance.

     (b)  Provision and filing of the following regulatory items:

          (i)    NOLHGA filings,

          (ii)   A&H exhibits,

          (iii)  ISL exhibits,

          (iv)   IRIS ratio responses.

     (c)  State fees and license renewals.

     (d) Responses to inquiries and audit requests made by Governmental Entities (in accordance with past practice and subject to Company review and the SPA).

     (e) Production of the Company financial statements prepared in accordance with U.S. GAAP for inclusion in annual product

          (prospectus) filings (subject to audit by FAFLIC's auditor at the Company's expense).

     (f) Preparation of rating agency surveys for annual requests by Standard & Poor's, AM Best and Moody's.

     (g)  State and Federal Tax provisions and Tax Return filings.

     (h)  Premium tax and guarantee fund filings.

     (i)  Production of risk-based capital report.

     (j)  Assistance in preparation of footnote disclosures for Buyer Form 10-K.

     (k)  Cooperation with Buyer for Sarbanes-Oxley documentation and testing.

     (l)  Assistance for financial, third party, and internal audits.

SEPARATE ACCOUNTS REPORTING.

     *(a) Separate Accounts Trading:

          (i)    Maintain trial balances for each subaccount

          (ii) Maintain unit and dollar activity by transaction for each subaccount

          (iii)  Maintain purchase and sales for each subaccount

     (b)  Separate Accounts Reporting:

          (i)    Prepare NSAR filings

          (ii)   Prepare 24f-2 filings

          (iii)  Edgarize and proof all separate account financials

     (c)  Provide report of assets by distribution channel.

GENERAL ACCOUNT INVESTMENT REPORTING. Seller will provide the Company with the following:

     (a)  Daily cash reconciliation report and supporting details.

     (b)  Other standard daily PAM reports.

     (c) Daily trade date positions feed from PAM at taxlot level, which includes book cost.

     (d)  Monthly portfolio valuation feed from PAM.

     (e) Monthly and quarterly detail investment reports to support general ledger postings (cash, transaction, other).

     (f)  Annual SVO valuation.

     (g)  Quarterly NAIC price and ratings import.

     (h)  Monthly IDC price and ratings import.

     (i) Support for monthly full reconciliation of Company reports to Bank of New York/custodian records (i.e., cash securities, accruals, receivables, etc.)

     (j)  Quarterly book yield and prepayment assumptions.

     (k)  Year end audit support.

     (l) Quarterly determination of investment portfolio compliance with state regulations.

     (m) Processing of an automated daily trade file to PAM via a PAM compatible trading system feed to be provided by the custodian.

     (n) Responses to requests for financial and regulatory information about the general account assets.

                                       TAX

FEDERAL & STATE INCOME TAX.

COMPLIANCE

1.  Prepare Federal Income Tax Return
    -  Calculation of DAC
    -  Calculation of SA DRD
    -  Calculation of SA FTC

2.  Prepare State Income Tax Return

    -  Florida
    -  Louisiana
    -  Massachusetts
    -  Mississippi
    -  Oregon
    -  New Hampshire
    -  Nebraska
    -  Illinois

3.  Prepare Foreign Tax Returns
    -  Puerto Rico
    -  Virgin Islands

ACCOUNTING
1.  Prepare Quarterly Tax Provisions
    -  Prepare GAAP including full FAS 109 deferred analysis
    -  Prepare Statutory including full SSAP 10 analysis

2.  Prepare Quarterly Financial Statement Footnote Disclosure

OTHER

1.  Assist with Projections of Tax Related Cashflow

2.  Assist with Federal Audit

3.  Assist with State Audit

4. Prepare tax information materials required to be provided to Seller pursuant to Section 8.02 of the SPA

PREMIUM TAXES & LOCAL TAXES.

STATE AND LOCAL COMPLIANCE

1.  File annual premium tax returns in all states, including Puerto Rico

2.  File quarterly premium tax payments in the Virgin Islands

3.  File and pay quarterly estimated payments in most states

4.  Respond to all premium tax-related state inquiries and requests

5.  Pay assessments and administrative fees to all state guaranty funds

6.  File Returns and pay municipal taxes in the following states:
    a. Alabama

    b. Georgia
    c. Louisiana
    d. South Carolina

7. Prepare and record monthly estimates of premium taxes by product for financial statement purposes. These estimates are also used to facilitate estimated payments where actual current year data is required. Estimated payments are tracked and accounted for through this process.

8. Provide accounting for and follow up with states on outstanding refunds and prior year overpayments to ensure proper utilization of subsequent returns or receipts.

9. Provide accounting for guaranty fund assessments to ensure appropriate utilization on annual returns. Provide accounting for SSAP 35 guaranty fund liabilities

10. Maintain tracking of CAPCO credits and ensure appropriate usage on annual premium tax returns

11. Prepare balance sheet reconciliations for all premium tax and guaranty fund related assets and liabilities. (AFLIAC has no personal property or sales/use taxes)

TAX RETURNS.

     (i) Any Federal Tax Return that Seller is required to prepare under the terms of this Agreement shall be delivered to the Company by Seller at least thirty (30) days prior to the due date of the filing of such Federal Tax Return. Any state income tax return, premium tax return or local tax return that Seller is required to prepare under the terms of this Agreement shall be provided to the Company by Seller at a time prior to the due date for such return that will provide the Company with a reasonable amount of time to review such return.

     (ii) At the closing of the SPA, Seller shall provide the Company with a Tax calendar which shall set forth each Tax Return that the Company is required to file and the date upon which each such Tax Return is required to be filed.

TAX COOPERATION. Seller's senior Tax personnel shall be made available to the Company at reasonable times and for reasonable periods of time and shall reasonably cooperate with the Company's Tax personnel for purposes of providing reasonable assistance to Company Tax personnel with any and all Tax matters relating to the Core Business and to the Non-Core Business.

                                   TECHNOLOGY

Seller shall provide the Company with reasonable and appropriate Technology assistance and support that includes, but is not limited to, the following: testing of all file feeds from Seller to the Company; resolution of any data feeds-related issues in a reasonably timely manner; investigation and resolution of any material data discrepancies identified by the Company and communicated to Seller; consultation to the Company on reasonable system-related inquiries; and reasonable amounts of user help desk support and other reasonable support in accordance with practices in effect immediately prior to the signing date of the SPA.

Seller and Company shall reasonably cooperate with and work with each other in order to arrange for and complete the delivery from Seller to the Company of such Core Business data feeds and electronic reports as are currently produced by Seller in connection with the Core Business so as to reasonably assist Company in the management of the Core Business during the Service Term. If and to the extent that the Company desires data feeds or electronic reports different from or other than those data feeds or electronic reports which are currently produced by Seller in connection with the Core Business ("ADDITIONAL FEEDS/REPORTS"), Seller agrees to provide an estimate associated with the effort of producing and delivering such Additional Feeds/Reports to the extent reasonable in effort, it being understood that reasonableness of effort shall be measured by, among other factors, the impact that such effort would have on Seller's resources and Seller's ability to provide Services pursuant to this Agreement, including without limitation Transition Services and/or Conversion Services. Accordingly, all such requests for Additional Feeds/Reports shall be subject to mutual agreement by the Company and the Seller. All costs and expenses associated with such Additional Feeds/Reports shall be subject to, without limitation, Sections 2.01(d) and 2.02 of this Agreement.

                                                                   SCHEDULE 2.03

                                SERVICE STANDARDS

SERVICE                                                 PERFORMANCE STANDARD
NON-FINANCIAL ACTIVITIES

Sending out requested forms                             Postmarked or FAXed within five (5)
                                                        Business Days of receipt of request

Sending out policyholder annual/quarterly               Within fifteen (15) Business Days of the
statements                                              end of the applicable policy
                                                        year/quarter

Researching and answering policyholder                  Best efforts to provide response within
phone inquiries                                         five (5) Business Days, unless otherwise
                                                        required by applicable Law and/or Orders

Time to process all non-financial changes               Within five (5) Business Days from
received in good order (e.g. changes of                 receipt of request
ownership, beneficiary designation,
address, payment mode, assignments or
collateral assignments)

Complaint handling processing                           Subject to Schedule 2.01(a), written
                                                        acknowledgement to client within one (1)
                                                        Business Day. Best efforts to provide final
                                                        response within ten (10) Business Days,
                                                        unless otherwise required by applicable Law
                                                        and/or Orders or the terms of the complaint.

Dedicated call center professionals'                    8:30 a.m. to 6:00 p.m., Eastern time, on
accurate and timely service to clients                  each Business Day

Cash management                                         Advise Company to fund account at least
                                                        one (1) Business Day in advance of
                                                        payment date.

Variable Universal Life Illustration                    Best efforts to send to policyholder within
Requests                                                five (5) Business Days

FINANCIAL ACTIVITIES

Time to process financial transactions                  Same Business Day received or next
received in good order, including but not               Business Day if received after 4:00 p.m.
limited to:                                             Eastern time

- Premium payments

- Fund transfer/reallocations

- Fund allocations

- Transfers among sub-accounts

- Deposits

- Partial withdrawals;

- Automatic rebalancing

Transaction confirmations mailed to                     Within one (1) Business Day after
policyholder                                            successful completion of the transaction

Daily deposit of premium received into                  Same Business Day of receipt of request
Company cash account at bank                            in good order or next Business Day if
                                                        received after 4:00 p.m. Eastern time

Daily reconciliation of cash activities to              Same Business Day
bank statement

CLAIMS PROCESSING

Annuity Claims within the agreed threshold              Processed same Business Day as receipt
of $1,000,000                                           of final requirement in good order

Life Claims within the agreed threshold of              Processed within five to seven (5-7)
$500,000                                                Business Days of receipt of final
                                                        requirement in good order.

Annuity and Life Claims for thresholds                  Determination of payment and
greater than $1,000,000 and $500,000,                   transmission to Company for review and
respectively, for which Seller's review                 approval made same Business Day as
determines to be qualified for payment                  final requirement received in good order.
                                                        Processed on Same Business Day as
                                                        approved by Company if approval
                                                        received prior to 4:00 p.m. Eastern time,
                                                        otherwise next Business Day.
REPORTING (TRANSACTION RELATED AND
MANAGEMENT REPORTS - ELECTRONIC OR
HARDCOPY)

Cash activities and related reconciliations             End of Business Day following the
reports                                                 reconciliation

Summary of suspense accounts (e.g.,                     Weekly - available for review by the
claims, premium, abandoned property and                 Company first Business Day of the
fund trading activities)                                following week

Claims related transaction activities                   End of Business Day following
                                                        completion of successful processing

Reconciliation of daily fund trading                    End of Business Day upon which the fund
                                                        complex confirms closing shares

Commission disbursement and                             End of Business Day following the
reconciliation reporting                                applicable commission cycle processing
                                                        date

ACCOUNTING

Administrative and operational feeds are                By end of Business Day, day 2
processed in PeopleSoft

All cash and investment entries are                     By end of Business Day, day 3
processed in PeopleSoft

All Income Statement GAAP and accrual                   By end of Business Day, day 6
entries are processed in PeopleSoft

GAAP Operating Income Management                        By end of Business Day, day 9
reporting is completed

All Balance Sheet reclassification entries              By end of Business Day, day 11
processed in PeopleSoft

All Statutory entries processed in                      By end of Business Day, day 14
PeopleSoft

Estimated Statutory surplus and RBC                     By end of Business Day, day 15
calculations are completed

MISCELLANEOUS

File Feeds to the Company                               Provided in a time frame that is
                                                        reasonable and appropriate for the nature
                                                        of the data.

Technology Services                                     Same standards applicable to the Core
                                                        Business, that were provided in
                                                        accordance with practices in effect
                                                        immediately prior to the signing date of
                                                        the SPA.

                                                                SCHEDULE 2.04(d)

                                VARIABLE SERVICES

                                                     ANNUAL PER         MONTHLY PER
                                                  POLICY VARIABLE     POLICY VARIABLE
                     SERVICE                          EXPENSE             EXPENSE
-------------------------------------------------------------------------------------
Call Center                                          $  12.06            $   1.00
Annuity Operations                                      10.53                 .87
Life Operations                                          6.66                 .55
Financial/Operational Reporting                          7.65                 .64
Regulatory Print                                          .54                 .05
BITS                                                    10.44                 .87
Preferred Client Group                                   4.41                 .36
Operations Leadership                                    3.78                 .31
Allmerica Technology Services:
Beacon                                                  10.18                 .86
Vantage                                                 11.20                 .94
Core                                                     8.82                 .74
LifeForce                                                3.73                 .31
                                                     $  90.00            $   7.50

                                                                   SCHEDULE 2.05

                     PERMITTED INSURANCE CONTRACT ISSUANCES

Term conversions
Additions to qualified plans
Child riders
QDROs
New insured riders
Policy splits
Life insurance exchange option riders
Spousal takeovers

                                                                   SCHEDULE 2.12

                          RETIRED APPLICATION SOFTWARE

Plexus Image & Workflow and associated Banctec software.

                                                               SCHEDULE 3.01(iv)

                           PASS THROUGH SERVICE COSTS

                                                                                           ESTIMATED
                                                                                          ANNUAL COSTS
"Pass Through Service Costs" shall include expenses incurred for:

(a) all data communication charges as well as any related equipment charges               $    100,000
incurred on the Company's behalf;

(b) telephone charges incurred in communicating with the Company, its                     $    200,000
insureds or clients and its agents and representatives;

(c) freight, distribution and postage charges incurred as a result of the Services        $  1,300,000
performed hereunder for and on behalf of the Company (e.g., Donnelly);

(d) travel expenses (including transportation, parking, lodging and meals)                Variable
incurred by FAFLIC, its employees and/or its duly authorized agents, subcontractors or representatives in providing the Services:

(e) charges for stationery and other supplies unique to the Company or to the             $    200,000
provision of the Services hereunder for the Company;

(f) reasonable expenses incurred by FAFLIC for extraordinary activities either            Variable
requested by the Company or reasonably required to be performed;

(g) mailing, lockbox, and scanning charges and other administration fees (e.g.,           $    400,000
BFDS);

(h) printing charges, including regulatory printing and prospectuses (e.g.,               $  2,300,000
Donnelly, Ibbotson, and BFDS);

(i) auditing, licensing, and exam fees incurred in connection with the Services           $    500,000
other than as set forth in the Agreement;

(j) external legal fees (exclusive of litigation, SEC/NASD investigations, etc.);         $    165,000

(k) charges related to asset allocation services, if any (e.g., Ibbotson);                $    300,000

(l) proxy costs; and                                                                      Depends on
                                                                                          fund company

(m) bank charges                                                                          $    360,000

                                                                   SCHEDULE 3.03

                                VARIABLE SERVICES

                                                   ANNUAL RATE PER
VARIABLE SERVICE                                  VARIABLE SERVICE
                                                      RESOURCE
------------------------------------------------------------------
Call Center                                          $   45,000
Regulatory Print                                     $   60,000
BITS                                                 $   75,000
ATS (Beacon/Vantage Resource)
  Offshore Resource                                  $   60,000
  On-Site Resource                                   $  135,000
Life Operations                                      $   46,000
Annuity Operations                                   $   43,000
Financial & Operational Reporting                    $   56,000

                                                                   SCHEDULE 7.02

                            ADDED SECURITY REGULATION

Seller shall configure Encryption File Systems or equivalent technology on all laptop computers used by the Seller to provide the Services in order to protect data stored thereon in the case of a lost or stolen laptop. Such configuration shall be undertaken at Seller's expense for up to ten (10) laptops and configurations in excess of ten (10) laptops shall be undertaken at the Company's expense.

                                                                   SCHEDULE 7.03

                             ADDED VIRUS PROTECTION

For Seller employees providing Services remotely, Seller shall ensure that Citrix or equivalent technology is in place for access infrastructure, which includes network access and application access.

                                                                   SCHEDULE 7.04

                    ADDED DISASTER RECOVERY GUIDELINES

Seller shall complete all business resumption and Disaster Recovery Plan initiatives which have been previously provided by Seller to Buyer and are applicable to the performance of the Services, substantially in accordance with the schedules applicable to such initiatives.

Seller shall provide the necessary backups for relevant access databases, spreadsheets, and other desktop applications in accordance with practices in effect immediately prior to the signing of the SPA.

                                                                   SCHEDULE 8.03

                             LIST OF LIAISONS

        [To be completed between signing of the SPA and the Closing Date]

                                      S-30